EXHIBIT 1.1

CoreWeave, Inc.
Up to 35,000,000 Shares of Class A Common Stock, Par Value $0.000005 Per Share
EQUITY DISTRIBUTION AGREEMENT
September 17, 2026

To:
Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019	Deutsche Bank AG, London Branch 21 Moorfields London EC2Y 9DB	Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019
Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	Goldman Sachs Bank USA 200 West Street New York, NY 10282	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282
J.P. Morgan Securities LLC 270 Park Avenue New York, NY 10017
Jefferies LLC 520 Madison Avenue New York, NY 10022
Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036
MUFG Securities Americas Inc.
1221 Avenue of the Americas New York, NY 10020
Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013	Citibank, N.A. 388 Greenwich Street New York, NY 10013	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013
Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019

SG Americas Securities, LLC
245 Park Avenue
New York, NY 10167

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, NY 10017

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, NY 10001

As Managers	As Forward Purchasers	As Forward Sellers

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This Equity Distribution Agreement (this “Agreement”) is entered into by and among CoreWeave, Inc., a Delaware corporation (the “Company”), on the one hand, and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, and Wells Fargo Securities, LLC (each, a “Manager”, and collectively, the “Managers”), Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Morgan Stanley & Co. LLC, and Citibank, N.A. (each in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, and Citigroup Global Markets Inc. (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), on the other hand.
Section 1.Description of Shares. From time to time during the term of this Agreement (x) the Company may issue and sell through or to the Managers, as sales agents and/or principals, Issuance Shares (as defined below) and (y) the Forward Purchasers may offer and sell, through the Forward Sellers, Forward Hedge Shares (as defined below), up to 35,000,000 shares of Class A common stock, par value $0.000005, on the terms and subject to the conditions set forth herein. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares.” The shares of Class A common stock, par value $0.000005 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company agrees that, whenever the Company determines to sell Issuance Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3 hereof.
The Company has filed not earlier than three years prior to the date hereof, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3ASR (File No. 333-296553), including a Base Prospectus (as defined below), which specifically relates to Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared or will prepare a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, Forward Purchasers, and Forward Sellers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus together with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto and any Issuer Free Writing Prospectus the use of which is consented to in writing by the Managers, Forward Purchasers, and Forward Sellers. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). Any reference herein to the Registration Statement,

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the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Accountants” means Deloitte & Touche LLP.
“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.
“Forward” means the collared forward transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice and entry into the related Forward Contract, subject to the terms and conditions of this Agreement and the applicable Forward Contract.
“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the relevant Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) for such Forward.
“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(b).
“Forward Hedge Selling Commission” means, for any Forward Contract, the sum, for all components thereof, of the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract, (y) the “Hedge Reference Price” (as defined in the relevant Master Forward Confirmation) for such component and (z) the “Component Number of Shares” (as defined in the relevant Master Forward Confirmation) for such component.
“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2.0%.
“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(b) and ending on, and including, the “Hedge Period Completion Date” (as defined in the relevant Master Forward Confirmation) for such Forward Contract.
“Forward Hedge Settlement Date” means the first Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.
“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

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“Forward Maximum Hedge Amount” means the aggregate maximum Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.
“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit A specifying that it relates to a “Forward”.
“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement.
“Master Forward Confirmation” means any Master Confirmation, dated on or following the date hereof, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit B.
“Maximum Number of Shares” means the aggregate maximum number of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement and the related Forward Contract.
“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Manager, as applicable, on Nasdaq (as defined below), in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.
“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Share Settlement Date (as defined below).
“Trading Day” means any day which is a trading day on Nasdaq, other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time.
Section 2.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Manager, the Forward Purchasers and the Forward Sellers on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement or a Forward Placement Notice, (iii) the time any Authorized Representative (as defined in Section 3(a)(i)) instructs any Manager to make sales of Shares as set forth in Section 3 hereof, (iv) the time of each sale of Shares pursuant to this Agreement, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 4(n)) (each such date listed in (ii) through (vi), a “Representation Date”), that:
(a)The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby. The Registration Statement has become effective, or will become effective prior to any Representation Date. The Registration Statement at each Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to the Managers by means of the Commission’s EDGAR system.
(b)No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

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(c)On the date it became effective, the Registration Statement conformed, and, as then amended or supplemented, as of each Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers, Forward Purchasers and Forward Sellers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus used most recently prior to the Execution Time) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Act. The documents incorporated by reference into the Registration Statement and the Prospectus, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; and any further such documents incorporated by reference will, when they are filed, conform in all material respects with the requirements of the Exchange Act.
(d)Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers, Forward Purchasers and Forward Sellers. The Company has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.
(e)As of the date it became effective, the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date, the Prospectus did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus hereto, if any, does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager, Forward Purchaser or Forward Seller expressly for use therein, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Manager, Forward Purchaser or Forward Seller consists of the information described as such in Section 7 hereof.
(f)The financial statements included or incorporated by reference in each of the Registration Statement and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included or incorporated by reference in each of the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial information, if any, including the pro forma financial statements and the related notes thereto, incorporated by reference in the Prospectus and the Registration Statement have been, or shall be, prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable. The assumptions used in preparing such pro forma financial information are, or shall be, reasonable and the adjustments used therein are, or shall be, appropriate to give effect to the transactions and circumstances referred to therein.
(g)Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus there has not occurred any material adverse change, or

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any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole or on the performance by the Company of their obligations under the Transaction Documents (as defined below). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except in each case as described or incorporated by reference in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than from employees or other service providers in connection with purchase rights under the equity compensation plans or other agreements described or incorporated by reference in the Registration Statement and the Prospectus or in exercise of the Company’s right of first refusal upon a proposed transfer), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or settlement (including any “net” or “cashless” exercises or settlements) or grants of equity awards or forfeiture of equity awards outstanding under the Company’s equity incentive plans as described or incorporated by reference in the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in the case of short-term and long-term debt, pursuant to such agreements as described or incorporated by reference in the Registration Statement and the Prospectus, respectively.
(h)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described or incorporated by reference in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (defined below). Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described or incorporated by reference in each of the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on (i) the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) on the power or ability of the Company to perform their respective obligations under the Transaction Documents, or (iii) on the power or ability of the Company to consummate the transactions contemplated by the Registration Statement and the Prospectus (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.
(i)The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus, as amended or supplemented as of the relevant Representation Date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and non-assessable and conform as to legal matters to the description thereof contained in or incorporated by reference into the Prospectus, as amended or supplemented as of the relevant Representation Date; and the stockholders of the Company have no preemptive rights with respect to the Shares, except as have been duly waived for so long as that certain waiver between the Company and Magnetar Financial LLC as representative of the warrant holders, dated June 9, 2026 (the “Preemptive Rights Waiver”) or a Replacement Waiver (as defined herein) remains in effect. As of the date of the Company’s most recent Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, neither the Company nor any of its subsidiaries has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.
(j)The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, any Master Forward Confirmation and any “Supplemental Confirmation” under a Master Forward Confirmation (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken or will

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have been duly and validly taken by the time of execution and delivery thereof. The Company has all requisite corporate power and authority to issue, sell and deliver the Issuance Shares, in accordance with and upon the terms and conditions set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as subsequently amended from time to time. All corporate action required to be taken by the Company or its board of directors for the offer and sale of the Shares and the consummation of the transactions contemplated by this Agreement has been validly taken or will have been taken by the time thereof.
(k)The Shares to be offered by the Company hereunder have been duly authorized and are (or, in the case of Shares to be issued by the Company, when issued and delivered and paid for as provided herein, will be) duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Registration Statement and the Prospectus; and no such issuance of Shares is subject to any statutory, preemptive or other similar contractual rights to subscribe for the Shares, except as have been duly waived. In addition, as of the date hereof and each Representation Date, such Preemptive Rights Waiver or Replacement Waiver remains in full force and effect and has not been revoked, rescinded or amended (in full or in part).
(l)This Agreement has been duly authorized, executed and delivered by the Company.
(m)Each Transaction Document conforms or will conform in all material respects to the description thereof contained in each of the Registration Statement and the Prospectus.
(n)Neither the issuance, sale and delivery of the Issuance Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(o)Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(p)The execution and delivery by the Company of, and performance by the Company of its obligations under, each of the Transaction Documents, the issuance and sale of the Issuance Shares by the Company through the Managers and the offering and sale of any Forward Hedge Shares by any Forward Seller, will not contravene any provision of (i) applicable law, (ii) the Certificate of Incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under the Transaction Documents.
(q)No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance of its obligations under the Transaction Documents, the issuance and sale of the Issuance Shares, the offering and sale of any Forward Hedge Shares and the consummation of the transactions contemplated by the Transaction Documents, except (x) such as have been obtained and made under the Act or the Exchange Act or with Nasdaq or (y) such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be obtained under applicable securities or blue-sky laws of any state or foreign jurisdiction or the rules and regulations of the Financial Industry Regulatory Authority, Inc. in connection with the sale of the Issuance Shares by the Managers or the offering of the Forward Hedge Shares by the Forward Sellers or (B) as have been obtained prior to the date hereof.
(r)There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described or incorporated by reference in all material respects in the Registration Statement, and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement and the Prospectus and are not so

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described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(s)The Company is not, and after giving effect to the offering and sale of the Issuance Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(t)Deloitte & Touche LLP, which has audited certain financial statements of the Company and its consolidated subsidiaries and issued its report with respect to certain of the audited consolidated financial statements and schedules included and incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by its report within the meaning of the Act and regulations thereunder and the standards of the Public Company Accounting Oversight Board (United States). Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.
(u)The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to intellectual property, which is addressed exclusively in Section 2(v)) which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as (i) do not materially affect the value of such property, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole, and (iii) is securing existing indebtedness of the Company as described in the Registration Statement and the Prospectus; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable law and public policy with respect to rights to indemnity and contribution).
(v)Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries each own or license or otherwise have a valid right to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, and registered domain names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as currently conducted provided that this subclause (i) shall not be deemed a representation or warranty of non-infringement, which is covered solely by subclause (v) below; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licenses to the Company and its subsidiaries, are valid, subsisting and, to the knowledge of the Company, enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of any third-party Intellectual Property Rights; (iv) to the Company’s or any subsidiary of the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or its subsidiaries; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third party Intellectual Property Rights in any material respect; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain and protect all information intended to be maintained as a trade secret.

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(w)No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Act to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date.
(x)The Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign tax returns required by law to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them (except for cases in which the failure to pay would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company and its subsidiaries), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. Each Manager, Forward Purchaser and Forward Seller shall be entitled to rely on the Company's representations and covenants regarding the Preemptive Rights Waiver set forth herein and shall have no responsibility or liability for any sales of Shares made pursuant to instructions from the Company prior to receiving notice of a Waiver Revocation Event.
(y)The Company and each of its subsidiaries possess such valid and current certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as disclosed or incorporated by reference in the Registration Statement and the Prospectus or where the failure to possess such certificates, authorizations or permits would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(z)No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ab)The Company and each of its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described or incorporated by reference in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) as defined in Rule 13(a)-15(f) under the Exchange Act and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial

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reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law).
(ac)The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged, taken as a whole; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ad)None of the Company or any of its subsidiaries or controlled affiliates, or, any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliates or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, or (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(ae)The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, to the extent applicable (collectively, the “Anti-Money Laundering Laws”).
(af)
(i)None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
a.the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom, or any other relevant sanctions authority (collectively, “Sanctions”), or
b.located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria (prior to July 1, 2025)).
(ii)The Company and each of its subsidiaries, (A) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, directly or knowingly indirectly engaged in, (B) are not now directly or knowingly indirectly engaged in, and (C) will not directly or knowingly indirectly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;
(iii)The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
a.to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;
b.to fund or facilitate any money laundering or terrorist financing activities; or

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c.in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as manager, forward purchaser, forward seller, advisor, investor or otherwise). The Company and its subsidiaries have conducted their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(ag)None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(ah)On or prior to the date an Authorized Representative (as defined below) instructs a Manager to make sales of Issuance Shares, such Issuance Shares will have been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”), subject only to notice of issuance, if applicable.
(ai)The statistical, industry related and market related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(aj) (i) Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, guidelines, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, where binding upon the Company or any of its subsidiaries, relating to the privacy, security, collection, use, transfer, import, export, storage, protection, disposal, disclosure, or other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (B) neither the Company nor its subsidiaries have received any notification, inquiry, claim or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation or a Breach (as defined below); and (C) to the Company’s knowledge, there is no audit, investigation, action, suit or proceeding against the Company or its subsidiaries by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge threatened relating to any Breach or alleging non-compliance with any Data Security Obligation; (ii) except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and each of its subsidiaries have taken, all commercially reasonable technical and organizational steps designed to protect the information technology systems and Data in the possession or otherwise in the control of the Company and its subsidiaries and used in connection with the operation of the Company’s and its subsidiaries’ businesses; and (B) without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans designed to protect against and prevent a breach, or unauthorized, unlawful, or accidental destruction, distribution, use, access, disablement, modification of, or any loss, misappropriation, compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, in each case that would reasonably be expected to have a Material Adverse Effect. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the

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Company or any of its subsidiaries to be (1) disclosed or distributed in source code form to any third party, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(ak)The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.
(al)There is and has been no failure on the part of the Company or, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(am)Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. §850.208 (“Covered Activity”). Neither the Company nor any of its subsidiaries has any joint venture that engages in or plans to engage in any Covered Activity. Neither the Company nor any of its subsidiaries, directly or indirectly, holds a board seat on, has a voting or equity interest in, or has any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(an)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ao)The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act (A) at the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares, (C) at the date of this Agreement and any Terms Agreement and (D) at the Execution Time and each Bring-Down Delivery Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
Any certificate signed by any officer of the Company and delivered to a Manager, Forward Purchaser, and Forward Seller, or counsel for the Managers, Forward Purchasers or Forward Sellers in connection with an offering of Shares hereunder shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager, Forward Purchaser, or Forward Seller.
Section 3.Sale and Delivery of Issuance Shares and Forward Hedge Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, (x) the Company agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of the Issuance Shares and (y) each Forward Purchaser agrees to offer for sale Forward Hedge Shares through its affiliated Forward Seller, as and when the Company delivers a Forward Placement Notice to such Forward Purchaser and its affiliated Forward Seller and such Forward Purchaser and Forward Seller accept such Forward Placement Notice, and each Manager (in the case of Issuance Shares) or Forward Seller (in the case of Forward Hedge Shares) agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to (i) sell, as sales agent for the Company, Issuance Shares on the terms set forth below and (ii) sell Forward Hedge Shares on the terms set forth below. Notwithstanding anything to the contrary in this Agreement, any Manager (in the case of Issuance Shares) or Forward Seller (in the case of Forward Hedge Shares) may decline, for any reason in its sole discretion, to act as sales agent for the Company or forward seller and agent for its affiliated Forward Purchaser, as the case may be, hereunder with respect to one or more sets of Company instructions for the sale of Issuance Shares or Forward Placement Notices, as applicable.
(a)Issuance Shares
(i)The Issuance Shares are to be sold by any one of the Managers on any single given day on any Trading Day on which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Representatives”), has instructed such Manager to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Company wishes to sell the Issuance Shares, (i) the Company may sell the Issuance Shares through only one Manager on such Trading Day, and (ii) such Trading Day shall not be during, or overlap with, any Forward Hedge Selling Period; provided that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Managers, providing for such

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Managers, each acting severally as principal, to offer and sell Shares set forth in the Terms Agreements or prohibit or limit in any respect the offer or sale of Shares purchased by any Manager, as principal, from the Company pursuant to a Terms Agreement, provided that, in the case of such sales pursuant to a Terms Agreement, (1) the Company shall not instruct any such Managers to sell Shares in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement after taking into account sales already made or then authorized to be made pursuant to a then-outstanding instruction to a Manager, (2) such sales shall not occur during open market hours, unless otherwise agreed by the Company and such Managers, and (3) the entry into such Terms Agreement shall not cause an outstanding instruction to a Manager to no longer comply with the terms of this Agreement, provided further that in the case of this provision (3), in the case of a conflict between a Terms Agreement and any outstanding instruction to the applicable Manager, the Terms Agreement shall control. If the Company determines in its discretion to sell the Issuance Shares through a Manager, the Company will designate (x) in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) or (y) by telephone (confirmed promptly by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i)) the maximum amount of the Issuance Shares to be sold by such Manager daily as agreed to by such Manager (in any event the Company shall not instruct such Manager to sell Issuance Shares in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of the Shares under this Agreement, or below any minimum price below which sales of the Issuance Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager. On any Trading Day, the Company shall give at least one business day’s prior notice (confirmed promptly by electronic mail) to the relevant Manager as to any change of the Manager through whom sales of the Issuance Shares as sales agent will be made. The Manager through whom sales of the Issuance Shares as sales agent are then being made pursuant to this Section 3(a) is referred to as the “Selling Manager”. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company and its subsidiaries or to a trustee or other person acquiring the Issuance Shares for the accounts of such persons in which Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC or Wells Fargo Securities, LLC is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell the Issuance Shares by any method permitted by law including, without limitation, an “at the market offering” as defined in Rule 415 under the Act or sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Issuance Shares designated; provided, however, that the Managers shall have no obligation to offer or sell any Issuance Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Issuance Shares on behalf of the Company in the reasonable judgment of a Manager may cause such Manager to be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act.
(ii)No sales of any of the Issuance Shares on behalf of the Company, pursuant to this Section 3(a), shall be made other than (A) by means of At the Market Offerings and (B) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and such Manager.
(iii)The compensation to each Manager, as agent of the Company, for sales of the Issuance Shares hereunder shall be at a mutually agreed rate, not to exceed 2.0% of the gross Sales Price of the Issuance Shares sold by such Manager pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Issuance Shares (the “Net Proceeds”).
(iv)If the Company wishes to issue and sell the Issuance Shares other than as set forth in the foregoing provisions of this Section 3(a), it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

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(b)Forward Hedge Shares
(i)Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and the affiliated Forward Seller. The Forward Purchaser and the affiliated Forward Seller may accept the Forward Placement Notice by e-mail to one of the Authorized Representatives confirming the terms of such Forward Placement Notice and by the Forward Purchaser delivering (i) a draft “Supplemental Confirmation” (as defined in the relevant Master Forward Confirmation) relating to such Forward Placement Notice and (ii) if not previously executed between such parties, a draft Master Forward Confirmation between the Company and such Forward Purchaser. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice and upon execution by the Company and the Forward Purchaser of such “Supplemental Confirmation” relating to such Forward Placement Notice and, if applicable, the related Master Forward Confirmation, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement and the Forward Contract relating to such Forward Placement Notice, the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares in order to establish a commercially reasonable hedge position, and otherwise in accordance with the terms of such Forward Placement Notice and such Forward Contract. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall be the Maximum Number of Shares set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller (but in no event having an aggregate actual sale execution price in excess of the Forward Maximum Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller).
(ii)A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Forward Purchaser and the Forward Seller. No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.
(iii)No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the related Forward Contract), the Forward Purchaser shall execute and deliver to the Company a “Pricing Supplement” (as defined in the relevant Master Forward Confirmation) in respect of the Forward for such Forward Hedge Selling Period, which “Pricing Supplement” shall set forth the “Hedge Period Completion Date” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Transaction Shares” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), and such other information as provided for in the relevant Forward Contract.
(iv)For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice and the Forward Purchaser and the Company have executed the related Forward Contract as provided in Section 3(b)(i). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice (and, if applicable, the corresponding “Trading Parameters” or “Maximum Number of Shares” (as such terms are defined in the relevant Master Forward Confirmation) in the related Forward Contract in accordance with Section 7(e)(ii) of the relevant Master Forward Confirmation), and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Maximum Number of Shares if such amended Maximum Number of Shares is less than the aggregate number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period as of the date of such amendment, (ii) the Company may not amend the Forward Maximum Hedge Amount if such amended Forward Maximum Hedge Amount is less than the aggregate Sales Price for the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period as of the date of such amendment and

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(iii) the Company shall not have the right to amend a Forward Placement Notice after the related “Pricing Supplement” has been delivered to the Company.
(v)Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3(b); and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 3(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (i) of the provisions under the caption “Conditions to Effectiveness” in Section 7(a) of the relevant Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.
(vi)The Company shall not authorize the sale of and such Forward Seller shall not sell any Forward Hedge Shares, at a price lower than the minimum price therefor designated by the Company or in a number in excess of the number of Shares approved for listing on Nasdaq, or in excess of the number or amount of Shares available for issuance on the Registration Statement for which the applicable registration fee has been paid, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company, on the one hand, or such Forward Seller, on the other hand, may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Forward Hedge Shares pursuant to this Agreement (which, for the avoidance of doubt, shall not include any transactions by a Forward Purchaser in, relating to or referencing the Shares for its own account in connection with any Forward during any “Valuation Period” or “Unwind Period” for such Forward as such terms are defined in the relevant Forward Contract) and/or terminate any Forward Hedge Selling Period; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice; and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p), 4(q) and 4(u) with respect to the delivery of certificates, opinions, or comfort letters to the Forward Purchasers and Forward Sellers, or the conducting of a due diligence session, in each case, during any such suspension, and that such obligations shall recommence on the termination of such suspension.
(c)Notwithstanding the foregoing, the Company may instruct the Managers (in the case of Issuance Shares) or the Forward Purchasers and Forward Sellers (in the case of Forward Hedge Shares) (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction or Forward Placement Notice, as applicable. In addition, the Company or any Manager (in the case of Issuance Shares) or the Forward Seller (in the case of Forward Hedge Shares) may, upon notice to the other parties hereto (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p), 4(q) and 4(u) with respect to the delivery of certificates, opinions, or comfort letters to the Managers, Forward Purchasers and Forward Sellers, as applicable, or the conducting of a due diligence session, in each case, during a Suspension Period, and that such obligations shall recommence on the termination of the Suspension Period.
(d)If acting as manager or as forward seller and agent for its affiliated Forward Purchaser hereunder, as applicable, each Manager or Forward Seller, as the case may be, shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on Nasdaq each day on which the Shares are sold pursuant to Section 3(a) or Section 3(b) setting forth (i) the number of Issuance Shares or the Actual Sold Forward Amount sold on such day, (ii) the Net Proceeds to the Company (in the case of Issuance Shares) or the “Hedge Reference Price” (as defined in the Master Forward Confirmation) for the Forward Hedge Shares, as the case may be, and (iii) the commission payable by the Company to such Manager or the Forward Hedge Selling Commission Rate, as the case may be, with respect to such sale of Shares.
(e)Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the first business day that is also a trading day on Nasdaq following the date on which such sales are made (each such date, an “Issuance Share Settlement Date”). On each Issuance Share Settlement Date, the Shares sold through a Manager

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for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds, or, at such Manager’s election, the gross proceeds, for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. In the event that the relevant Manager delivers the gross proceeds of a given sale of Issuance Shares to the Company on an Issuance Share Settlement Date, the compensation payable to such Manager for such sale shall be set forth and invoiced in a periodic statement from the Manager to the Company and payment of such compensation shall be made promptly by the Company as directed by such Manager after the Company’s receipt of such periodic statement. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Issuance Shares on any Issuance Share Settlement Date, in addition to and in no way limiting the rights and obligations set forth in this Agreement, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. Any Authorized Representative shall be a permissible contact person for the Company for all matters related to the settlement of the transfer of the Issuance Shares through DTC for purposes of this Section.
(f)Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at DTC, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related sales price for such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.
(g)At each Representation Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager, Forward Purchaser, or Forward Seller to use its commercially reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.
(h)Under no circumstances shall the aggregate gross proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Managers or Forward Seller, as applicable, in writing. The Managers and Forward Sellers shall have no responsibility for maintaining records with respect to Shares available for offer or sale under the Registration Statement or for determining the aggregate gross proceeds, number or minimum price of Shares duly authorized by the Company.
(i)Each offer and sale of the Shares through or to any Manager or by any Forward Seller shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement or Forward Placement Notice, as applicable. The applicable Manager’s commitment, if any, to purchase Issuance Shares from the Company as principal, or the applicable Forward Seller’s commitment to offer and sell Forward Hedge Shares, as the case may be, shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement or Forward Placement Notice, as the case may be, the applicable Manager or Forward Seller shall specify the requirements, if any, for the officers’ certificate, opinions, letters of counsel and comfort letters and due diligence session pursuant to this Agreement.
(j)Subject to the limitations set forth herein and except as provided in Section 3(k) hereof or otherwise may be mutually agreed upon by the Company and the Managers, Forward Purchasers and Forward Sellers, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by any Manager or Forward Seller (i) during the period from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), through and including the later to occur of (A) the day that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered

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by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Company referenced in Section 4(n) below or (ii) or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.
(k)Notwithstanding Section 3(j) hereof, if the Company wishes to offer or sell Shares to a Manager as sales agent at any time during the period from and including an Announcement Date through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, the Company shall first (i) prepare and deliver to such Manager and the applicable Forward Purchaser (with a copy to counsel for the Managers and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager and the applicable Forward Purchaser, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide such Manager and the applicable Forward Purchaser with the officers’ certificate, opinions and letters of counsel and comfort letters, hereof, (iii) afford such Manager and the applicable Forward Purchaser the opportunity to conduct a due diligence review prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that the delivery of any officers’ certificate, opinion or letter of counsel or comfort letters pursuant to this Section 3(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and comfort letters.
(l)The Company acknowledges and agrees that (i) there can be no assurance that any Manager or Forward Seller will be successful in selling the Shares, (ii) no Manager or Forward Seller will incur liability or obligation to the Company, any Forward Purchaser or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager or Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.
(m)If any of the Company, the Managers, Forward Purchasers or Forward Sellers has reason to believe that the excepted provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement (which, for the avoidance of doubt, shall not include any transactions by a Forward Purchaser in, relating to or referencing the Shares for its own account in connection with any Forward during any “Valuation Period” or “Unwind Period” for such Forward as such terms are defined in the relevant Forward Contract) shall be suspended until that or other excepted provisions have been satisfied in the judgment of each party.
Section 4.Covenants of the Company. The Company agrees with the Managers, the Forward Purchasers and the Forward Sellers as follows:
(a)During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers, the Forward Purchasers and the Forward Sellers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed by means of the Commission’s EDGAR system; to prepare and file with the Commission, promptly upon the Managers’, the Forward Purchasers’ or the Forward Sellers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Managers’, the Forward Purchasers’ or the Forward Sellers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers the Forward Purchasers or the Forward Sellers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.
(b)To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.
(c)To promptly advise the Managers, the Forward Purchasers and the Forward Sellers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order

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suspending the effectiveness of the Registration Statement or pursuant to Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or take any action with respect to such Section 8A, to use its commercially reasonable efforts to obtain the lifting or removal of such order or resolution of such action, as applicable, as soon as possible; to promptly advise the Managers, the Forward Purchasers and the Forward Sellers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers, the Forward Purchasers and the Forward Sellers and counsel for the Managers, the Forward Purchasers and the Forward Sellers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock)) to which the Managers, Forward Purchasers or Forward Sellers shall have objected in writing.
(d)To make available to the Managers, the Forward Purchasers and the Forward Sellers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, the Forward Purchasers and the Forward Sellers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request; in case the Managers, the Forward Purchasers and the Forward Sellers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
(e)Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and to provide the Managers, the Forward Purchasers and the Forward Sellers with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.
(f)To promptly notify the Managers, the Forward Purchasers and the Forward Sellers of the happening of any event that could require the making of any change in the Registration Statement as then amended or supplemented so that the Registration Statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and to prepare and furnish, at the Company’s expense, to each Manager, Forward Purchaser and Forward Seller promptly such amendments or supplements to such Registration Statement as may be necessary to reflect any such change in such quantities as such Manager, Forward Purchaser and Forward Seller may reasonably request. To promptly notify the Managers, the Forward Purchasers and the Forward Sellers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager, Forward Purchaser and the Forward Seller promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager, Forward Purchaser or Forward Seller may reasonably request.
(g)To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Managers, the Forward Purchasers or the Forward Sellers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers, the Forward Purchasers and the Forward Sellers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.
(h)To make generally available to its security holders, and to deliver to the Managers, the Forward Purchasers and the Forward Sellers an earnings statement of the Company (which will satisfy the provisions of

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Section 11(a) of the Act and Rule 158 of the Commission thereunder, which may be satisfied by timely filing reports with the Commission on its EDGAR system) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).
(i)To apply the Net Proceeds from the sale of the Issuance Shares by the Company pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
(j)At any time that the Company has instructed any Manager to sell the Issuance Shares or sent a Forward Placement Notice to any Forward Purchaser and its affiliated Forward Seller pursuant to Section 3 hereof but such instructions (or requirements set forth in such Forward Placement Notice) have not been fulfilled or cancelled (such period, the “Delivery Period”), not to, and will not publicly disclose an intention to, without (x) giving the Managers, Forward Purchasers or Forward Sellers prior written notice, as promptly as reasonably practicable, specifying the nature of the proposed sale and the date of such proposed sale and (y) the Managers, Forward Purchasers or Forward Sellers suspending activity under this Agreement for such period of time as requested by the Company or deemed appropriate by the Managers in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock of the Company, or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) the registration of the offer and sale of the Shares through any Manager, Forward Purchaser or Forward Seller pursuant to this Agreement or any Terms Agreement or settlement of any Forward or (C) (a) the grant of options, stock awards, restricted stock, restricted stock units or other equity awards under the Company’s compensation programs (including the Company’s long-term incentive plan) (as described in the Prospectus) or any stock ownership plans and the issuance by the Company of any Common Stock, shares of Class B common stock, par value $0.000005 (the “Class B Common Stock”), shares of Class C common stock, par value $0.000005 (the “Class C Common Stock”), or securities convertible into or exercisable for Common Stock, Class B Common Stock or Class C Common Stock (whether upon the exercise of stock options or otherwise) pursuant to such programs or plans or upon the exercise or settlement of any such award, (b) any issuance and sale of shares pursuant to any dividend reinvestment or direct stock purchase plan (as described in the Prospectus), (c) any issuance of Common Stock, Class B Common Stock or Class C Common Stock or securities convertible, exercisable or exchangeable for Common Stock, Class B Common Stock or Class C Common Stock pursuant to the Letter Agreement by and between the Company and OpenAI Opco, LLC, dated as of November 6, 2025 or a “Specified Agreement” (as defined in and set forth in any relevant Supplemental Confirmation), (d) the sale or issuance of or entry into an agreement to sell or issue Common Stock, Class B Common Stock or Class C Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, Class B Common Stock or Class C Common Stock, in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances, provided that the aggregate amounts of Common Stock, Class B Common Stock or Class C Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, Class B Common Stock or Class C Common Stock (on an as-converted, as-exercised or as exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (d) shall not exceed 5% of the total number of shares of Common Stock, Class B Common Stock or Class C Common Stock of the Company issued and outstanding immediately prior to the commencement of the Delivery Period, as applicable, determined on a fully-diluted basis, and (e) the issuance of any Common Stock as a result of the conversion, exchange or exercise of any convertible, exercisable or exchangeable securities outstanding immediately prior to the commencement of the Delivery Period.
(k)The Company and its subsidiaries will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(l)To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on Nasdaq.
(m)To advise the Managers, the Forward Purchasers and the Forward Sellers promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

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(n)Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and in connection with each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (iii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is a Settlement Date resulting from a sale of Issuance Shares directly to any Managers as principal, or (iii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, are each referred to as a “Bring-Down Delivery Date”), unless the Managers, Forward Purchasers and Forward Sellers agree otherwise, to furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers forthwith a certificate dated as of the applicable Bring-Down Delivery Date and delivered within one Trading Day after such Bring-Down Delivery Date (or, in the case of a Bring-Down Delivery Date resulting from a sale of Issuance Shares directly to any Managers as principal, delivered on such Settlement Date), in form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers, the Forward Purchasers and the Forward Sellers are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (iii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Managers, the Forward Purchasers and the Forward Sellers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; provided, further, that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (n) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.
(o)Unless the Managers, Forward Purchasers and Forward Sellers agree otherwise, to furnish or cause to be furnished forthwith to the Managers, the Forward Purchasers and the Forward Sellers in connection with each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), a written opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel to the Company (together with any other counsel reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers “Company Counsel”), each dated as of the applicable Bring-Down Delivery Date and delivered within one Trading Day after such Bring-Down Delivery Date (or, in the case of a Bring-Down Delivery Date resulting from a sale of Issuance Shares directly to any Manager as principal, delivered on such Settlement Date), in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers of the same tenor as the opinion and negative assurance letter referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter; provided, however, that in lieu of such opinions and negative assurance letters for subsequent Bring-Down Delivery Dates, Company Counsel may furnish the Managers, the Forward Purchasers and the Forward Sellers with a letter to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Company under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further that the obligation of the Company under this subsection (o) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.
(p)In connection with each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), unless the Managers, Forward Purchasers and Forward Sellers agree otherwise, Latham & Watkins LLP, or other counsel to the Managers, the Forward Purchasers and the Forward Sellers shall deliver a written opinion and negative assurance letter, dated as of such Bring-Down Delivery Date and delivered within one Trading Day after such Bring-Down Delivery Date (or, in the case of a

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Bring-Down Delivery Date resulting from a sale of Issuance Shares directly to any Manager as principal, delivered on such Settlement Date), in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (p) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.
(q)In connection with each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), unless the Managers agree otherwise, to cause the Accountants (or other independent accountants of the Company reasonably satisfactory to the Managers) and any other applicable accounting firm reasonably requested by the Managers, forthwith to furnish to the Managers, a letter (“Comfort Letter”), dated as of the Bring-Down Delivery Date and delivered within one Trading Day after such Bring-Down Delivery Date (or, in the case of a Bring-Down Delivery Date resulting from a sale of Issuance Shares directly to any Manager as principal, delivered on such Settlement Date), in form and substance reasonably satisfactory to the Managers, of the same tenor as the letters referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (q) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.
(r)That the Company acknowledges that each of the Managers, Forward Purchasers, and Forward Sellers may trade in Common Stock for such Manager, Forward Purchaser, or Forward Seller’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(s)If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(h) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company (in the case of Issuance Shares) or the Forward Seller (in the case of Forward Hedge Shares) as the result of an offer to purchase solicited by any Manager, Forward Purchaser or Forward Seller the right to refuse to purchase and pay for such Shares.
(t)To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Managers and by the Forward Sellers under this Agreement and the Net Proceeds to the Company in the case of any Issuance Shares sold under this Agreement, in each case, during the period covered by the report.
(u)At each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and as reasonably requested, to conduct a due diligence session, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, which shall include representatives of the management and the Accountants of the Company; provided that the obligation of the Company under this subsection (u) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (u) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.
(v)To ensure that prior to instructing any Manager, Forward Purchaser and Forward Seller to sell Shares, the Company shall have obtained all necessary corporate authorizations for the offer and sale of such Shares.
(w)If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a new prospectus or prospectus supplement (the “New Prospectus”) relating to the Shares to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired registration statement relating to such Shares and this Agreement. Upon filing of the New Prospectus, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus” shall be deemed to refer to the New Prospectus.
(x)To notify the Managers, the Forward Purchasers and the Forward Sellers upon the receipt of any revocation, rescission, amendment or modification of the Preemptive Rights Waiver (a “Waiver Revocation Event”) as promptly as possible and within one Business Day of such Waiver Revocation Event. Upon the occurrence of a

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Waiver Revocation Event, (A) the Company shall immediately cease issuing any instructions for sales of Issuance Shares and shall not deliver any Forward Placement Notice, (B) the offering of the Shares hereunder shall be deemed immediately suspended on the first Business Day following such Waiver Revocation Event (the “Revocation Date”) except for any offering, issuance or sale of Shares announced, launched, priced, committed or otherwise commenced by the Company or any of its representatives (including, for the avoidance of doubt, any Forward Seller) prior to the Revocation Date (such suspension to constitute a Suspension Period for all purposes of this Agreement), and (C) no further sales of Shares shall be made hereunder on or after the Revocation Date unless and until an amendment to the Preemptive Rights Waiver or a new preemptive rights waiver is executed with the relevant parties and delivered on terms satisfactory to the Managers, the Forward Purchasers and the Forward Sellers (any such amendment or replacement, a “Replacement Waiver”) to recommence sales of Shares under this Agreement.
Section 5.Payment of Expenses. Except as otherwise agreed in writing among the Company and the Managers, the Forward Purchasers and the Forward Sellers, the Company agrees with the Managers, the Forward Purchasers and the Forward Sellers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers, the Forward Purchasers and the Forward Sellers, (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares (including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of any Issuance Shares but excluding any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of any Forward Hedge Shares), (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Managers, the Forward Purchasers and the Forward Sellers, (including costs of mailing and shipment), (iv) the listing of the Shares on Nasdaq, and (v) the fees and disbursements of the Company’s counsel and of the Company’s Accountants. The Company further agrees with the Managers, the Forward Purchasers and the Forward Sellers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all reasonable and documented fees, costs and expenses of external counsel to the Managers, the Forward Purchasers and the Forward Sellers in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder (other than with respect to any transaction pursuant to a Terms Agreement, which shall specify the allocation of responsibility for such fees and expenses of counsel to the Managers, the Forward Purchasers and the Forward Sellers) in an aggregate amount not to exceed (A) $200,000.00 in connection with the establishment of the program contemplated hereby and (B) $25,000.00 in connection with each Representation Date on which counsel for the Managers, the Forward Sellers and the Forward Purchasers is required to deliver to the Managers, the Forward Sellers and the Forward Purchasers an opinion and negative assurance letter pursuant to this Agreement. Each Manager, Forward Purchaser and Forward Seller will otherwise pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.
Section 6.Conditions of the Managers’, the Forward Purchasers’ and the Forward Sellers’ Obligations. The obligations of each Manager, Forward Purchaser and Forward Seller hereunder are subject to (i) the accuracy of the representations and warranties of the Company as of the Execution Time and each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.
(a)(i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager, Forward Purchaser or Forward Seller no initiation or threatening in writing of any proceedings for any of such purposes or pursuant to Section 8A of the Act, shall have occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(b)Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus or the Prospectus, there shall not have occurred any material adverse change not contemplated

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by the Registration Statement, the Base Prospectus or the Prospectus as of such date, the effect of which in the reasonable judgment of the Managers, Forward Purchaser and Forward Sellers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.
(c)On every date specified in Section 4(o) hereof, the Managers, the Forward Purchasers and the Forward Sellers, shall have received an opinion and negative assurance letter of Company Counsel, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date.
(d)On every date specified in Section 4(q) hereof, the Managers shall have received from the Accountants and each other accounting firm reasonably requested by the Managers, in each case in form and substance satisfactory to the Managers, a Comfort Letter, dated as of such date.
(e)On every date specified in Section 4(n) hereof, the Managers, the Forward Purchasers and the Forward Sellers, shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares sold prior to the date thereof have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Issuance Shares sold prior to the date thereof has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization.
(f)On every date specified in Section 4(p) hereof, the Managers, the Forward Purchasers and the Forward Sellers, shall have received an opinion and negative assurance letter of Latham & Watkins LLP, or other counsel to the Managers, the Forward Purchasers and the Forward Sellers, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date.
(g)All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.
(h)On or prior to the date an Authorized Representative instructs a Manager to make sales of Issuance Shares, such Issuance Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, if applicable.
(i)The Preemptive Rights Waiver (or a Replacement Waiver) shall be in full force and effect and shall not have been revoked, rescinded or amended (in full or in part).
Section 7.Indemnification and Contribution.
(a)The Company agrees that it will indemnify and hold harmless each Manager, Forward Purchaser and Forward Seller and the officers, directors and affiliates of each Manager, Forward Purchaser and Forward Seller and each person, if any, who controls any Manager, Forward Purchaser and Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any affiliate of any Manager, Forward Purchaser or Forward Seller within the meaning of Rule 405 under the Securities Act (each an “indemnified party”), from and against any loss, claim, damage liability or expense (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending or investigating any such suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) to which, jointly or severally, any indemnified party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or that arises out of, or is based upon, any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of, or is based upon, any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, including any Permitted Free Writing Prospectus, or any amendment or supplement to any thereof, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company agrees to reimburse each indemnified party for any legal fees or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in

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conformity with, written information furnished to the Company by a Manager, Forward Purchaser or Forward Seller expressly for use in any such document. The Company acknowledges that the Manager’s or the Forward Seller’s, as applicable, name on the cover of the Prospectus Supplement constitutes the only information furnished in writing by or on behalf of any Manager, Forward Purchaser or Forward Seller for inclusion in any of the Registration Statement, the Prospectus or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, including any Permitted Free Writing Prospectus.
(b)Each Manager, Forward Purchaser and Forward Seller, severally and not jointly, agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any loss, claim, damage liability or expense (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending or investigating any such suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) to which it or they may become subject, under the Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or that arises out of, or is based upon, any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of, or is based upon, any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, including any Permitted Free Writing Prospectus, or any amendment or supplement to any thereof, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by a Manager, Forward Purchaser or Forward Seller expressly for use in any such document (the only such information being Manager’s or the Forward Seller’s, as applicable, name on the cover of the Prospectus Supplement); and, each Manager, Forward Purchaser and Forward Seller agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, for any reasonable legal fees or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.
(c)Upon receipt of notice of the commencement of any action against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above, an indemnified party shall, with reasonable promptness, notify the person against whom such indemnification may be sought (the “indemnifying party”) in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under Section 7(a) or 7(b) of this Section 7. If any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof: (i) in the case of a civil proceeding (excluding, for the avoidance of doubt, any governmental, regulatory or non-civil proceeding), the indemnifying party shall be entitled to participate in such civil proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay the fees and expenses of such counsel related to such civil proceeding, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense of such civil proceeding, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case, subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; and (ii) in case any governmental, regulatory or non-civil proceeding, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such governmental, regulatory or non-civil proceeding and shall pay the fees and disbursements of such counsel related to such governmental, regulatory or non-civil proceeding. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, provided however, that the indemnifying party shall have no right to assume the defense of any such proceedings; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, provided however, that the indemnifying party shall have no right to assume the defense of any such proceedings. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and

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by the Company, in the case of parties indemnified pursuant to Section 7(b). No indemnifying party shall be liable in the event of any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Shares or in connection with the Registration Statement, the Base Prospectus or the Prospectus.
(d)If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the relevant indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager, Forward Purchaser or Forward Seller on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of such Manager, Forward Purchaser or Forward Seller, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be deemed to be in the same respective proportions as (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for the relevant Forward under this Agreement, multiplied by the average of the “Hedge Reference Prices” (as defined in the Master Forward Confirmation) for each component of such Forward (weighted by reference to the relative “Component Number of Shares” (as defined in the Master Forward Confirmation) for each such component), and (y) the aggregate Sales Price for the relevant Issuance Shares sold by the Managers under this Agreement, (b) in the case of a Manager, the total commissions received from the sale of such Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, zero. The relative fault of the Company, on the one hand, and of the relevant Manager, Forward Purchaser or Forward Seller, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by such Manager, Forward Purchaser or Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (d) shall be deemed to include any legal fees or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any proceeding. For the avoidance of doubt, any obligations of the Managers, Forward Purchasers or Forward Sellers under this Section 7(d) shall be several, and not joint.
(e)The Company and each Manager, Forward Purchaser or Forward Seller agrees that it would not be just and equitable if contributions, pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, (i) no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.
Section 8.Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company

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contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, Forward Purchaser or Forward Seller, each of its respective employees, agents, directors or officers, any person (including each employee, agent, officer or director of such person) who controls such Manager, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager, Forward Purchaser or Forward Seller that has, or is alleged to have, participated in the distribution of Shares or the successors and assigns of the foregoing, or by or on behalf of the Company, their directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.
Section 9.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager (in the case of Issuance Shares) for the Company or by any Forward Seller (in the case of Forward Hedge Shares), the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Terms Agreement shall remain in full force and effect notwithstanding such termination.
(b)Each Manager, Forward Purchaser and Forward Seller shall, as to itself, have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Managers, Forward Purchasers and Forward Sellers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each other party hereto. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(e) hereof or Section 3(f) hereof, as the case may be.
(e)Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the offer and sale of all of the Shares through any Manager or by any Forward Seller on the terms and subject to the conditions set forth herein, except that Sections 3(b)(iii), 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.
Section 10.Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, Forward Purchasers, or Forward Sellers, shall be delivered or sent to, as applicable,
(a)Deutsche Bank Securities Inc.
1 Columbus Circle, New York, New York 10019
Attention: Equity Capital Markets – Syndicate Desk
with a copy to Deutsche Bank Securities Inc.
1 Columbus Circle, 19th Floor
New York, New York 10019
Attention: General Counsel
Email: dbcapitalmarkets.gcnotices@list.db.com;

(b)Wells Fargo Securities, LLC
(c)Attention: Special Equities Group and Corporate Equity Derivatives
(d)500 West 33rd St, 14th Floor
(e)New York, New York 10001

|US-DOCS\171226194.17||

(f)Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com / CorporateDerivativeNotifications@wellsfargo.com and, if sent to the Company, shall be sent to the General Counsel, 46290 W Mt. Pleasant Ave., Suite 4100, Livingston, New Jersey 07039, Attention: General Counsel with a copy to (which copy shall not constitute actual or constructive notice) to Davis Polk & Wardwell LLP, 450 Lexington Ave., New York, NY 10017, Attention: Michael Kaplan, Hillary Coleman, Caitlin Wood, Email: michael.kaplan@davispolk.com, hillary.coleman@davispolk.com, caitlin.wood@davispolk.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
Section 11.Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company, the Managers, Forward Purchasers and Forward Sellers and, to the extent provided in Section 7 hereof, the other indemnified parties referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager or Forward Seller) shall acquire or have any right under or by virtue of this Agreement.
Section 12.No Fiduciary Relationship. The Company hereby acknowledges that (x) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Issuance Shares, (y) each Forward Seller is acting only as forward seller and agent for its affiliated Forward Purchaser in connection with the offer and sale of any Forward Hedge Shares and (z) each Forward Purchaser is acting solely as counterparty under the relevant Forward Contract. The Company further acknowledges that each Manager, Forward Purchaser and Forward Seller is acting pursuant to a contractual relationship created solely by this Agreement or the Forward Contract, as the case may be, entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager, Forward Purchaser or Forward Seller act or be responsible as a fiduciary to the Company or its management, shareholders or creditors or any other person in connection with any activity that any Manager, Forward Purchaser or Forward Seller may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager, Forward Purchaser and Forward Seller hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager, Forward Purchaser and Forward Seller agrees that the Company is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager, Forward Purchaser or Forward Seller to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to or solicitation of any action by any Manager, Forward Purchaser or Forward Seller with respect to the Company or any other entity or natural person. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager, Forward Purchaser or Forward Seller with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
Section 13.Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers, Forward Purchasers and Forward Sellers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.
Section 14.Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.
Section 15.Entire Agreement. This Agreement, together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
Section 16.Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or

|US-DOCS\171226194.17||

other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 17.Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
Section 18.Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
Section 19.Submission to Jurisdiction. Except as set forth below, no claim, proceeding, counterclaim or other action related to or arising out of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against any Manager, Forward Purchaser, Forward Seller or any indemnified party. Each of the Managers, Forward Purchasers, Forward Sellers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any Claim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
Section 20.Successors and Assigns. This Agreement shall be binding upon the Company and each Manager, Forward Purchaser and Forward Seller and their respective successors and assigns and any successor or assign of all or substantially all of the Company’s or such Manager’s respective businesses and/or assets.
Section 21.Miscellaneous. Securities sold, offered or recommended by any Manager, Forward Purchaser or Forward Seller are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager, Forward Purchaser and Forward Seller have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager, Forward Purchaser or Forward Seller. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager, Forward Purchaser or Forward Seller may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager, Forward Purchaser or Forward Seller.
Section 22.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)), the Managers, Forward Purchasers and Forward Sellers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers, Forward Purchasers and Forward Sellers to properly identify their respective clients.
Section 23.Recognition of the U.S. Special Resolution Regimes.
(i)In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity of such Manager, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 23:

|US-DOCS\171226194.17||

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Pages Follow]

|US-DOCS\171226194.17||

If the foregoing correctly sets forth the understanding between the Company and the Managers, Forward Purchasers and Forward Sellers please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Managers, Forward Purchasers and Forward Sellers.
Very truly yours,
COREWEAVE, INC.
By: /s/ Michael Intrator
Name: Michael Intrator
Title: Chief Executive Officer

Sch. A-1

|US-DOCS\171226194.17||

ACCEPTED as of the date first above written,
DEUTSCHE BANK SECURITIES INC., As Manager and as Forward Seller
By: /s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By: /s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
DEUTSCHE BANK AG, LONDON BRANCH., As Forward Purchaser
By: /s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By: /s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
GOLDMAN SACHS & CO. LLC., As Manager and as Forward Seller
By: /s/ William Connolly
Name: William Connolly
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
GOLDMAN SACHS BANK USA, As Forward Purchaser
By: /s/ William Connolly
Name: William Connolly
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
J.P. Morgan Securities LLC., As Manager
By: /s/ Preston Ryman
Name: Preston Ryman
Title: Vice President

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
JEFFERIES LLC, As Manager
By: /s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
MORGAN STANLEY & CO. LLC., As Manager and as Forward Seller

By: /s/ Aderike Ajao
Name: Aderike Ajao
Title: Executive Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
MORGAN STANLEY & CO. LLC., As Forward Purchaser

By: /s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
MUFG SECURITIES AMERICAS INC., As Manager

By: /s/ Dev Gandhi
Name: Dev Gandhi
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
CITIGROUP GLOBAL MARKETS INC., As Manager and as Forward Seller

By: /s/ Sirisha Kadamalakalva
Name: Sirisha Kadamalakalva
Title: Global Head of AI Investment Banking

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,

CITIBANK, N.A., As Forward Purchaser

By: /s/ Sirisha Kadamalakalva
Name: Sirisha Kadamalakalva
Title: Global Head of AI Investment Banking

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
CREDIT AGRICOLE SECURITIES (USA) INC., As Manager

By: /s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director

By: /s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,

SG AMERICAS SECURITIES, LLC, As Manager

By: /s/ Andrew Johnman
Name: Andrew Johnman
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
TD SECURITIES (USA) LLC, As Manager
By: /s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written,
WELLS FARGO SECURITIES, LLC, As Manager

By: /s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

Schedule A
Permitted Free Writing Prospectuses
None.

[Signature Page – Equity Distribution Agreement]

Schedule B
Authorized Representatives
Michael Intrator, Chief Executive Officer and President
Brannin McBee, Chief Development Office
Nitin Agrawal, Chief Financial Officer
Kristin McVeety, General Counsel and Corporate Secretary
Sch. B-1
#102399107v33
|US-DOCS\171226194.17||

Exhibit 3(a)(i)

From:	[]
Cc:	[]
To:	[]
Subject:	At-the-Market Offering

Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among CoreWeave, Inc., a Delaware corporation (the “Company”), Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC (the “Managers”), Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Morgan Stanley & Co. LLC, and Citibank, N.A. (the “Forward Purchasers”) and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, and Citigroup Global Markets Inc. (the “Forward Sellers”), dated September 17, 2026 (the “Agreement”), I hereby request on behalf of the Company that [●] sell up to [●] shares of the Company’s Class A common stock, par value $0.000005 (the “Shares”) at a minimum market price of $[●] per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [●] Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,
By:
Name:
Title:

#102399107v33
|US-DOCS\171226194.17||

Exhibit A
FORM OF FORWARD PLACEMENT NOTICE

[Date]

[Forward Purchaser]
[Address]
Attention: [●]

[Forward Seller]
[Address]
Attention: [●]

Reference is made to the Equity Distribution Agreement, dated as of September 17, 2026 (the “Sales Agreement”), among CoreWeave, Inc. (the “Company”); Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Jefferies LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as Managers; Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Morgan Stanley & Co. LLC, and Citibank, N.A. as Forward Purchasers; and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, and Citigroup Global Markets Inc. as Forward Sellers. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Sales Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Number of Scheduled Trading Days in Forward Hedge Selling Period: [__]

First Date of Forward Hedge Selling Period: [___]

Last Date of Forward Hedge Selling Period: [___]

Maximum Number of Shares: [___]

Forward Maximum Hedge Amount: $[__]

Forward Hedge Selling Commission Rate: [__]%1

Initial Stock Loan Rate: [__] basis points

Maximum Stock Loan Rate: [__] basis points

Specified Borrow Rate: [__] basis points

Minimum Price: $[__] per share
1 Not to exceed 2.0%.
Exh. B-1
|US-DOCS\171226194.17||

Comments:

COREWEAVE, INC.
By
Name:
Title:

Exh. B-2
|US-DOCS\171226194.17||

Exhibit B
FORM OF COLLARD FORWARD MASTER CONFIRMATION

To: CoreWeave, Inc.
290 W Mt. Pleasant Ave., Suite 4100
Livingston, NJ 07039
Attention: Kristen McVeety; Andrew Vinci
From: [●]
[●]
[●]
Attn: [●]
Telephone: [●]
Email: [●]
Re: Collared Share Forward Transactions
Date: [●]

Ladies and Gentlemen:
The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more collared share forward transactions that CoreWeave, Inc. (“Counterparty”) will enter into with [●] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. [This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]2
This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, each Supplemental Confirmation and the related pricing supplement setting forth certain additional terms of each Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex B hereto (as delivered by Dealer, the “Pricing Supplement”) shall constitute a separate “Confirmation” as referred to in the ISDA Master Agreement specified below. In the event of any inconsistency between the Equity Definitions, this Master Confirmation, the Supplemental Confirmation for a Transaction, the related Pricing Supplement or the Agreement, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) the Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.
2 To be included if required by Dealer.

#102401678v21

1.     This Master Confirmation, a Supplemental Confirmation and the related Pricing Supplement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement relate. This Master Confirmation, each Supplemental Confirmation and the Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (A) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (B) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer, with a “Threshold Amount” equal to 3% of the shareholders’ equity of [Dealer][Dealer’s ultimate parent entity] as of the date hereof; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (C) “Specified Entity” shall mean, in relation to Counterparty, “Not Applicable” for the purposes of Sections 5(a)(v), (vi), (vii) and 5(b)(iv), and “Credit Support Document”, “Credit Support Provider” and “Affiliate” each mean, in relation to Counterparty, “None”). All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, the Supplemental Confirmation for a Transaction and the related Pricing Supplement, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of such Transaction and replace any previous agreement between the parties with respect to the subject matter hereof.

If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

2.     The terms of the particular Transaction to which this Master Confirmation relates are as follows:
General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Effective Date:
For each Transaction, the Trade Date for such Transaction; provided that if the conditions set forth in Section 7(a) of this Master Confirmation are not satisfied in respect of such Transaction as of the Trade Date for such Transaction, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer
Seller:	Counterparty
Exh. B-4
#102401678v21

Shares:	The Class A common stock of Counterparty, with par value per share of USD 0.000005 (Ticker Symbol: “CRWV”)
Exchange:	The Nasdaq Global Select Market
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Exh. B-5
#102401678v21

Hedge Period:
For each Transaction, the period commencing on, and including, the Hedge Period Commencement Date for such Transaction and ending on, and including, the Hedge Period Completion Date for such Transaction, during which the Forward Seller (as defined below) establishes Dealer’s initial Hedge Positions for such Transaction, subject to the Trading Parameters for such Transaction; provided that Counterparty acknowledges and agrees that the Forward Seller will be establishing Dealer’s initial Hedge Positions pursuant to the Equity Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may suspend establishing its initial Hedge Positions in respect of any Transaction during the Hedge Period (a) in order to comply with the Trading Parameters for such Transaction and (b) pursuant to any other applicable conditions set forth herein and/or the Equity Distribution Agreement. No later than 8:00 P.M. New York City time on the Hedge Period Completion Date for each Transaction, Dealer shall execute and deliver to Counterparty a Pricing Supplement for such Transaction.
Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, for any Transaction, if (x) the prospectus contemplated in the Equity Distribution Agreement ceases to satisfy the requirements of the Equity Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Equity Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Position for each Transaction), (y) sales of Shares under the Equity Distribution Agreement are suspended or terminated pursuant to Section 3(b)(vi), 3(c), 3(m) or 4(x) of the Equity Distribution Agreement or (z) the Hedge Period Completion Date for such Transaction occurs, in each case, prior to completion by the Forward Seller of the establishment of Dealer’s commercially reasonable initial Hedge Position with respect to the full Maximum Number of Shares for such Transaction (for any reason including, without limitation, any lack of liquidity in the Shares, compliance with the Trading Parameters for any Component, occurrence of the Hedge Period Completion Date for such Transaction due to an event set forth in clause (i) or (ii) of the definition thereof or any failure of the prospectus supplement contemplated by the Equity Distribution Agreement to be available), Dealer shall reduce the Maximum Number of Shares in respect of such Transaction to reflect the extent to which the Forward Seller has established Dealer’s initial Hedge Position in respect of such Transaction on or prior to such Hedge Period Completion Date. If the offering of the Shares relating to any Transaction is suspended prior to the completion by the Forward Seller of the establishment of Dealer’s initial Hedge Position with respect to the Maximum Number of Shares for such Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” for such Transaction as of such day (assuming a commercially reasonable Hedge Position) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make any commercially reasonable adjustments to the terms of the Transaction as appropriate to preserve the fair value of such Transaction; provided that the Calculation Agent shall not increase the Maximum Number of Shares for such Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to it.

Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Period Completion Date:
For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date for such Transaction, (ii) the date as of which Dealer has determined in a commercially reasonable manner that Hedge Positions in respect of such Transaction can no longer be established by the person acting as “Forward Seller” (as defined in the Equity Distribution Agreement) for Dealer (the “Forward Seller”) due to termination of the Equity Distribution Agreement (defined below), and (iii) the Scheduled Trading Day on which the Forward Seller completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Equity Distribution Agreement.

Exh. B-6
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Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Hedge Reference Price:	For each Component of each Transaction, as set forth in the related Pricing Supplement, to be equal to the volume weighted average price per Share at which the Forward Seller executes or causes to be executed sales of Shares during the Relevant Hedging Day for such Component in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Equity Distribution Agreement and this Master Confirmation.
Maximum Number of Shares:	For each Transaction, as set forth in the related Supplemental Confirmation (and as subject to adjustment as set forth above opposite the caption “Hedge Period”).
Number of Transaction Shares:	For each Transaction, the aggregate Component Number of Shares for all Components of such Transaction.
Component Number of Shares:
For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that the Forward Seller will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component; provided that the aggregate Component Number of Shares for all Components of such Transaction shall initially be equal to the Maximum Number of Shares for such Transaction.

Components:
Each Transaction will consist of a number of individual Components equal to the number of Exchange Business Days during the Hedge Period for such Transaction on which sales of Shares were made in connection with the establishment of Dealer’s initial Hedge Positions in respect of such Transaction pursuant to, and in accordance with, the Equity Distribution Agreement, with each Component corresponding to an individual such Exchange Business Day during such Hedge Period (the “Relevant Hedging Day” for such Component), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component of such Transaction as if each such Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	Not Applicable.
Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Variable Obligation:	Not Applicable.
Forward Floor Price:	For each Component of each Transaction, as set forth in the related Pricing Supplement, to be the product of (x) the Forward Floor Percentage for such Transaction and (y) the Hedge Reference Price for such Component.
Forward Floor Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.
Forward Cap Price:	For each Component of each Transaction, as set forth in the related Pricing Supplement, to be the product of (x) the Forward Cap Percentage for such Transaction and (y) the Hedge Reference Price for such Component.
Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.
Exh. B-7
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Valuation:

Valuation Date:
For each Transaction, the Scheduled Valuation Date for such Transaction; provided that, in respect of any Transaction, Dealer shall have the right to designate any Scheduled Trading Day on or after the First Acceleration Date for such Transaction to be the Valuation Date for such Transaction (the “Accelerated Valuation Date”) by delivering notice to Counterparty of such designation prior to 8:00 P.M. New York City time on the Exchange Business Day immediately following the designated Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the related Supplemental Confirmation.
Valuation Period:	For each Transaction, the period from, and including, the Valuation Period Start Date for such Transaction to, and including, the Valuation Date for such Transaction.
Valuation Period Start Date:	For each Transaction, as set forth in the related Pricing Supplement, to be ten (10) Scheduled Trading Days following the Hedge Period Completion Date for such Transaction.
Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation, subject to “Valuation Disruption” below.
Valuation Disruption:
Notwithstanding anything to the contrary in the Equity Definitions, the Calculation Agent may, in its good faith and commercially reasonable discretion, to the extent that a Disrupted Day occurs during the Valuation Period for a Transaction, postpone the Scheduled Valuation Date for such Transaction by one Exchange Business Day and, to the extent that a Disrupted Day occurs during the Unwind Period for a Transaction, extend such Unwind Period by one Exchange Business Day. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:
(i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price for the relevant Component of such Transaction or the True-Up Price for such Transaction, as applicable, or
(ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions (or Rule 10b-18 Eligible Transactions in the case of the 10b-18 VWAP Price) in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price or the 10b-18 VWAP Price for the relevant Exchange Business Day(s) during the Valuation Period for such Transaction or the Unwind Period for such Transaction, as applicable, shall be adjusted in good faith and a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price for the relevant Component of such Transaction or the True-Up Price for such Transaction, as applicable, with such adjustments based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.
Any Scheduled Trading Day on which, as of the applicable Trade Date for any Transaction, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Scheduled Trading Day for purposes of such Transaction; if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the Trade Date for any Transaction, then such Scheduled Trading Day shall be deemed to be a Disrupted Day in full for such Transaction.
The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption; provided that in case a Market Disruption Event is due to a Regulatory Disruption, such notice shall not be required to specify, and Dealer shall not otherwise be required to communicate to Counterparty, the reason for such Regulatory Disruption.
If a Disrupted Day occurs during the Valuation Period for a Transaction and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event to be an Additional Termination Event, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day during a Valuation Period or an Unwind Period, as applicable,” after the word “material,” in the third line thereof, and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.
Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Exh. B-8
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VWAP Price:	For any Exchange Business Day, the per Share volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CRWV <Equity> AQR” (or any successor thereto) at 4:15 p.m. (New York City time) (or 15 minutes following the end of any extension of the regular trading session of the Exchange) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is, in the Calculation Agent’s reasonable discretion, manifestly erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using, if practicable, a volume-weighted method.
10b-18 VWAP Price:
For any Exchange Business Day, the per Share volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session), excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the [Exchange Act][Securities Exchange Act of 1934, as amended (the “Exchange Act”)] (all such trades other than any trades described in clauses (i) to (iv) above, “Rule 10b-18 Eligible Transactions”), as published by Bloomberg at 4:15 p.m. (New York City time) (or 15 minutes following the end of any extension of the regular trading session of the Exchange) on such Exchange Business Day, on Bloomberg page “CRWV <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s good faith and commercially reasonable determination, manifestly erroneous, as determined in good faith and in a commercially reasonable manner based on Rule 10b-18 Eligible Transactions by the Calculation Agent using, if practicable, a volume-weighted method.

Regulatory Disruption:
A “Regulatory Disruption” shall occur with respect to a Transaction if Dealer determines, in good faith and in its reasonable direction, based on advice of counsel, that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer and which policies or procedures are applied consistently in good faith and a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with such Transaction.

Settlement:

Settlement Currency:	USD (as defined in the Swap Definitions).
Settlement Date:
For each Transaction, in the case of an Accelerated Valuation Date, the date that is one Settlement Cycle immediately following the date on which Dealer delivers the notice described in “Valuation Date” in respect of such Transaction, and in the case of the Scheduled Valuation Date, the date that is one Settlement Cycle immediately following the Valuation Date for such Transaction.

Settlement Shares:	For each Component, the Component Number of Shares for such Component.
Settlement Price:
For each Component of a Transaction, the arithmetic average of the VWAP Prices on each Exchange Business Day in the Valuation Period for such Transaction, subject to “Valuation Disruption” above; provided that for any Component (x) if such average is less than the Forward Floor Price for such Component, the Settlement Price for such Component shall be deemed to be the Forward Floor Price for such Component and (y) if such average is greater than the Forward Cap Price for such Component, the Settlement Price for such Component shall be the Forward Cap Price for such Component.

Settlement Method Election:	Not Applicable.
Physical Settlement:
Notwithstanding Section 9.2 of the Equity Definitions but subject to Section 7(u) below, on the Settlement Date for any Transaction, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the sum of the Settlement Shares for all Components of such Transaction, rounded down to the nearest whole Share, and will pay to Dealer the Fractional Share Amount, if any, and Dealer will pay to Counterparty (i) an amount equal to the sum of the Floor Cash Amounts for all Components of such Transaction and (ii) an amount equal to the sum of the Incremental Physical Settlement Cash Amounts for all Components of such Transaction.
Notwithstanding the foregoing, Counterparty may elect to receive Shares in an amount equal to the Incremental Physical Settlement Share Amount rather than the Incremental Physical Settlement Cash Amount in respect of all Components of any Transaction (“True-Up Share Settlement”) by notifying Dealer in writing of such election no later than one Settlement Cycle prior to the Settlement Date for such Transaction (a “True-Up Share Settlement Election Notice”); provided that such election shall only be valid if such notice contains the True-Up Election Representations. If True-Up Share Settlement is applicable to any Transaction, Dealer shall not deliver the Incremental Physical Settlement Cash Amounts on the Settlement Date for such Transaction and instead shall deliver a number of Shares equal to the sum of the Incremental Physical Settlement Share Amounts for all Components of such Transaction, rounded down to the nearest whole Share, together with a cash payment of the True-Up Fractional Share Amount, on the True-Up Settlement Date for such Transaction.

Exh. B-9
#102401678v21

Floor Cash Amount:
For each Component of a Transaction, an amount equal to the product of (A) the Component Number of Shares for such Component multiplied by (B) the Forward Floor Price for such Component less the product of (x) the Hedge Reference Price for such Component multiplied by (y) the Forward Hedge Selling Commission Rate for such Transaction.

Incremental Physical Settlement Cash Amount:	For each Component, an amount equal to the Settlement Price Differential for such Component multiplied by the Component Number of Shares for such Component.
Incremental Physical Settlement Share Amount:	For each Component of a Transaction, an amount equal to the Incremental Physical Settlement Cash Amount for such Component divided by the True-Up Price for such Transaction.
True-Up Election Representations:
(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing True-Up Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in each case, in violation of applicable law, (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Counterparty will be able to purchase the number of Shares equal to the sum of the Incremental Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

True-Up Settlement Date:	For any Transaction to which True-Up Share Settlement is applicable, the date one Settlement Cycle following the last day of the Unwind Period for such Transaction. Any True-Up Settlement Date shall be deemed to be a “Settlement Date” for purposes of the Equity Definitions.
True-Up Price:	For any Transaction to which True-Up Share Settlement is applicable, the arithmetic average of the 10b-18 VWAP Prices on each Exchange Business Day in the Unwind Period for such Transaction, as determined by the Calculation Agent, subject to “Valuation Disruption” above.
True-Up Fractional Share Amount:
For each Transaction, an amount in the Settlement Currency representing the fractional Share resulting from the calculation of the sum of the Incremental Physical Settlement Share Amounts for all Components of such Transaction, multiplied by the 10b-18 VWAP Price on the last day of the Unwind Period for such Transaction, as determined by the Calculation Agent.

Unwind Period:	For any Transaction to which True-Up Share Settlement is applicable, the period from and including the first Exchange Business Day following the date Counterparty validly provides the True-up Share Settlement Election Notice (or such later date as agreed to by Dealer in its commercially reasonable discretion) and ending on the date determined by the Calculation Agent in its commercially reasonable discretion.
Exh. B-10
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Settlement Price Differential:	For each Component, an amount equal to the Settlement Price for such Component less the Forward Floor Price for such Component.
Fractional Share Amount:
For each Transaction, an amount in the Settlement Currency representing the fractional Share resulting from the calculation of the sum of the Settlement Shares for all Components of such Transaction, multiplied by the VWAP Price on the Valuation Date for such Transaction, as determined by the Calculation Agent.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:
(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;
(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;
(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans;
(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan);
(v) for any Transaction, Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including, without limitation, any discount to average VWAP prices) that are entered into at prevailing market prices (subject to the immediately preceding parenthetical) and in accordance with customary market terms for Share repurchase transactions of such type (“Private Repurchases”) so long as, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of such Transaction pursuant to all such transactions would not exceed the Private Repurchase Percentage of the number of Shares outstanding as of the Trade Date for such Transaction, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares; and
(vi) for any Transaction, open market Share repurchases at prevailing market prices so long as, after giving effect to such transactions and any Private Repurchases, the aggregate number of Shares repurchased during the term of such Transaction pursuant to all such transactions would not exceed the Aggregate Repurchase Percentage of the number of Shares outstanding as of the Trade Date for such Transaction, as determined by the Calculation Agent and as adjusted by the Calculation Agent in a commercially reasonable manner to account for any subdivision or combination with respect to the Shares.
Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:
(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);
(ii) any issuance of Shares pursuant to Counterparty’s direct stock purchase plans and dividend reinvestment plans;
(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;
(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and
(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Private Repurchase Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.
Aggregate Repurchase Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Dividends:

Extraordinary Dividend:	Any cash dividend on the Shares.
Extraordinary Events:

New Shares:
In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b) the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Consequences of Merger Events:
(a) Share-for-Share:	Modified Calculation Agent Adjustment
Exh. B-11
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(b) Share-for-Other:	Cancellation and Payment
(c) Share-for-Combined:	Component Adjustment
Tender Offer:
Applicable; provided that the definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions will be amended by replacing the phrase “greater than 10% and less than 100% of the outstanding voting shares of the Issuer” in the third and fourth lines thereof with “greater than 25% and less than 100% of the outstanding Shares of Counterparty”. In addition, Section 12.1(e) of the Equity Definitions shall be amended by replacing “voting shares” in the first line thereof with “Shares”, and Section 12.1(l) of the Equity Definitions shall be amended by replacing “voting shares” in the fifth line thereof with “Shares”.

Consequences of Tender Offers:
(a) Share-for-Share:	Modified Calculation Agent Adjustment
(b) Share-for-Other:	Modified Calculation Agent Adjustment
(c) Share-for-Combined:	Modified Calculation Agent Adjustment
Consequences of Announcement Events:
Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event,” shall be inserted prior to the word “which” in the seventh line, (iii) the words “and/or any Hedge Positions in respect of the Transaction” will be added prior to the words “of” in the fifth line, and (iv) for the avoidance of doubt, the Calculation Agent shall, in good faith and a commercially reasonable manner, determine whether the relevant Announcement Event has had a material economic effect on the Transaction (and, if so, adjust the terms of such Transaction accordingly to take into account such economic effect) on one or more occasions on or after the date of the Announcement Event up to, and including, the final Exchange Business Day of the Valuation Period or any Unwind Period for the relevant Transaction, or any Early Termination Date and/or any other date of cancellation for the relevant Transaction, it being understood that (i) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (ii) in making any adjustment the Calculation Agent shall solely take into account changes in stock price, volatility, expected dividends, stock loan rate, and liquidity relevant to the Shares or to such Transaction. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable; provided further that upon the Calculation Agent making an adjustment, determined in a commercially reasonable manner, to the terms of any Transaction following any Announcement Event, then the Calculation Agent shall make an adjustment to the terms of such Transaction upon any announcement regarding the same event that gave rise to the original Announcement Event regarding the abandonment of any such event if and to the extent necessary to reflect the economic effect of such subsequent announcement on the Transaction.

Exh. B-12
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Announcement Event:
(i) The public announcement by Counterparty, any agent of Counterparty, any affiliate of Counterparty or a Valid Third Party Entity of any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, or the public announcement by Counterparty of any intention to enter into a Merger Event or Tender Offer, (ii) the public announcement by Counterparty, any agent of Counterparty, any affiliate of Counterparty or a Valid Third Party Entity of any potential acquisition or disposition by Counterparty and/or its subsidiaries where the consideration exceeds 35% of the market capitalization of Counterparty as of the date of such announcement (a “Material Transaction”), (iii) the public announcement by Counterparty, any agent of Counterparty or any affiliate of Counterparty of an intention by Counterparty to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer or Material Transaction, or (iv) any subsequent public announcement by Counterparty, any agent of Counterparty, any affiliate of Counterparty or a Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii) or (iii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded). For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention.

Valid Third Party Entity:	In respect of any transaction or event, any third party that the Calculation Agent reasonably determines has a bona fide intent to enter into or consummate such transaction or event (or an affiliate or agent of such a third party) (it being understood and agreed that in making such a determination, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).
Nationalization, Insolvency or Delisting:
Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer) without causing the Shares to be immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors).

Additional Disruption Events:

Exh. B-13
#102401678v21

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof, (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”, and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied consistently by Dealer to all of its similarly situated counterparties with similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof; and provided, further that (i) any determination as to whether the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute), and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Hedging Disruption:	Not Applicable.
Increased Cost of Hedging:	Not Applicable.
Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the phrase “, provided that the Non-Hedging Party may not elect to terminate the Transaction unless concurrently with electing to terminate the Transaction, it represents and warrants to the Hedging Party in writing that it is not aware of any material non-public information concerning Counterparty or the Shares and is terminating the Transaction in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws” at the end of subsection (C); and (B) deleting clause (X) in the final sentence.

Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Loss of Stock Borrow:	Applicable.
Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Specified Borrow Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.
Exh. B-14
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Hedging Party:	For all applicable Additional Disruption Events, Dealer.
Determining Party:
For all applicable Extraordinary Events, Dealer. Following any calculation or determination by the Determining Party hereunder, within five Business Days following a written request by Counterparty therefor, the Determining Party shall provide to Counterparty by e-mail to the e-mail address provided by Counterparty a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any calculation or determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of the methodology and any assumptions and basis used in making for such determination), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination. All calculations, adjustments, and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.

Acknowledgements:

Non-Reliance:	Applicable.
Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.
Additional Acknowledgements:	Applicable.
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign or transfer any of its rights, title and interest or obligations in or under any Transaction, in whole or in part, to an affiliate of Dealer (a “Designated Transferee”) (A) whose obligations would be guaranteed by Dealer or Dealer’s ultimate parent or (B) that has, or whose obligations would be guaranteed by a person with, in either case under this clause (B), a rating for its long-term, unsecured and unsubordinated indebtedness at least equivalent to Dealer’s (or its guarantor’s) at the time of such transfer or assignment, provided, however, that, in the case of this clause (B), in no event shall the credit rating of the Designated Transferee or of its guarantor (whichever is higher) be lower than A3 from Moody’s Investors Service, Inc. or its successor or A- from Standard and Poor’s Financial Services LLC, or its successor; provided further that (i) Dealer will notify Counterparty in writing prior to or promptly after any proposed transfer or assignment to a Designated Transferee, (ii) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer or assignment, (iii) such transfer or assignment will not result in a “deemed exchange” by Counterparty within the meaning of Section 1001 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (iv) after any such transfer or assignment, Counterparty will not, as a result of any withholding or deduction made by the Designated Transferee as a result of any tax, (X) be required to pay or deliver to the Designated Transferee on any payment or delivery date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Counterparty would have been required to pay or deliver to Dealer in the absence of such transfer or assignment or (Y) receive from the Designated Transferee on any payment date or delivery date (after accounting for amounts paid under Section 2(d)(i)(4) of the Agreement as well as such withholding or deduction from the payment or delivery) an amount or a number of Shares, as applicable, lower than the amount or the number of Shares, as applicable, that Counterparty would have received in the absence of such transfer or assignment, and (v) Dealer shall cause the Designated Transferee to make the Payee Tax Representations and provide Counterparty with a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8 (as applicable), and any other tax documentation as may be reasonably requested by Counterparty, prior to becoming a party to such Transaction to permit Counterparty to determine that results described in clause (iv) will occur upon or after such transfer or assignment.

3.     Calculation Agent: Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate, for so long as such Event of Default continues, a recognized dealer in the equity derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, this Master Confirmation, any Supplemental Confirmation or any Pricing Supplement, whenever Dealer, acting as the Calculation Agent, is required to
Exh. B-15
#102401678v21

act or to exercise judgment or discretion in any way with respect to a Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to a Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.
4.     Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.
(b) Account for delivery of Shares to Counterparty:	To be furnished.
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
5.     Offices:
The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.
The Office of Dealer for the Transactions is: [●]
6.     Notices: For purposes of this Master Confirmation:
(a)    Address for notices or communications to Counterparty:
CoreWeave, Inc.
290 W Mt. Pleasant Ave., Suite 4100
Livingston, NJ 07039
Attention: Kristen McVeety; Andrew Vinci
Email: kmcveety@coreweave.com; avinci@coreweave.com

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Ave
New York, NY 10017
Attention: Caitlin L. Wood
Telephone: 212-450-4544
Email: caitlin.wood@davispolk.com

(b)    Address for notices or communications to Dealer:
[●]
[●]
[●]
Attention: [●]
Exh. B-16
#102401678v21

Telephone: [●]
Email: [●]

With a copy to:

Attention: [●]
Telephone: [●]
Email: [●]

and to:

Attention: [●]
Telephone: [●]
Email: [●]

And mandatory email notification to the following address:
[●]

7.     Other Provisions:
(a)    Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:
(i)    The Equity Distribution Agreement dated as of September 17, 2026 between Counterparty, Dealer, [●], as an agent and a forward seller party thereto, and those certain other parties from time to time party thereto (the “Equity Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Equity Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Equity Distribution Agreement, as of such earlier date);

(ii)    all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(iii)    Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof; and

(iv)    Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date.

Notwithstanding anything herein to the contrary, in the event that, in respect of any Transaction, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the Forward Seller under the Equity Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than the Specified Borrow Rate, then the effectiveness of this Master Confirmation and the related Supplemental Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Specified Borrow Rate (which number of Shares, for the avoidance of doubt, may be zero).
(b)    Equity Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties
Exh. B-17
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contained in the Equity Distribution Agreement. On each Trade Date, Counterparty agrees to comply with its covenants contained in the Equity Distribution Agreement with respect to sales made pursuant to a prospectus in connection with a hedge of a Transaction as if such covenants were made in favor of Dealer.
(c)    Interpretive Letter. The parties intend for this Master Confirmation (including any related Supplemental Confirmation and any related Pricing Supplement) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d)    Agreements and Acknowledgments Regarding Shares.
(i)    Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued or issued out of Shares held in treasury (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights arising under the Delaware General Corporation Law, Counterparty’s organizational documents or any agreement to which Counterparty or any of its subsidiaries is a party, and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.
(ii)    Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (for any Transaction, up to the Number of Transaction Shares for such Transaction) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv) and the provisions set forth below under “Private Placement Procedures”, Counterparty agrees that, so long as Dealer is not, and within the three months preceding has not been, an affiliate of Counterparty, the Shares that Counterparty delivers to Dealer (or an affiliate of Dealer) upon settlement of each Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii)    Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the aggregate Number of Transaction Shares for all outstanding Transactions under this Master Confirmation plus (ii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause (i) above.
(iv)    Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the Transaction to which such Settlement Date relates.
(v)    In connection with bids and purchases of Shares in connection with any True-Up Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause
Exh. B-18
#102401678v21

its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act (“Rule 10b-18”), as if such provisions were applicable to such purchases.
(vi)    Dealer acknowledges that Counterparty has entered or may enter into one or more other forward transactions for its Shares (each, an “Other Forward”) during the term of any Transaction pursuant to “Forward Contract(s)” (as defined in the Equity Distribution Agreement) with “Forward Purchaser(s)” (as defined in the Equity Distribution Agreement) other than Dealer (each, an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “True-Up Settlement Date”, or if a “True-Up Settlement Date” occurs, in each case with respect to any Other Forward and for which “True-Up Share Settlement” is applicable thereunder, and the resulting “Unwind Period” for the Other Forward coincides for any period of time with the Unwind Period for such Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of such Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day prior to such Overlap Unwind Period (as specified by Counterparty in such notice) (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.), and the Calculation Agent shall make corresponding adjustments to the Exchange Business Days comprising such Unwind Period, including for purposes of determining the True-Up Price(s).
(e)    Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii) and (xiii), on each date Counterparty delivers Shares to Dealer), as follows:
(i)    (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in each case, in violation of applicable law and (C) the execution and delivery of this Master Confirmation or the Supplemental Confirmation for such Transaction and the incurrence or performance of obligations of Counterparty under this Master Confirmation or such Supplemental Confirmation does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.
(ii)    It is the intent of Dealer and Counterparty that, commencing upon Counterparty’s delivery of the final Parameters Request in respect of any Transaction hereunder, such Transaction comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation, the Supplemental Confirmation for such Transaction and the related Pricing Supplement shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting such Transaction and, from and after its delivery of the final Parameters Request in respect of such Transaction and without limiting Counterparty’s right to elect True-Up Share Settlement, shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions, in respect of such Transaction. Counterparty acknowledges that (A) except pursuant to the “Trading Parameters” under any Supplemental
Exh. B-19
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Confirmation and the Equity Distribution Agreement and without limiting Counterparty’s right to elect True-Up Share Settlement, Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect transactions in Shares by Dealer (or its agent or affiliate) in connection with this Master Confirmation and any Transaction hereunder and (B) Counterparty is entering into the Agreement, this Master Confirmation, each Supplemental Confirmation and the related Pricing Supplement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 and shall act in good faith with respect to this Master Confirmation and any Transaction hereunder. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation, any Supplemental Confirmation and/or any related Pricing Supplement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal or applicable state securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5, and no such election, amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and/or any related Pricing Supplement under Rule 10b5-1 under the Exchange Act.
(iii)    Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of such Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). During any Unwind Period, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.
(iv)    During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, (b) promptly notify Dealer following Counterparty’s making of, or otherwise becoming aware of, a public announcement of a Merger Transaction having been made and (c) promptly (but, in the case of any such public announcement that is within Counterparty’s control, in any event prior to the next opening of the regular trading session of the Exchange) deliver to Dealer following the making of any such public announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 7(e)(ii) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to Counterparty and/or the Shares (other than any such transaction in which the consideration
Exh. B-20
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consists solely of cash and there is no valuation period) as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
(v)    Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18) shall not, without the prior written consent of Dealer, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depository share) or listed contracts on the Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) on any Scheduled Trading Day during any Unwind Period (if applicable) for any Transaction. Notwithstanding the foregoing, nothing herein shall (i) limit Counterparty’s ability, pursuant to its employee incentive plans, to re-acquire Shares in connection with the related equity transactions, (ii) limit Counterparty’s ability to withhold shares to cover tax liabilities associated with such equity transactions or (iii) limit Counterparty’s ability to grant stock, restricted stock units and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock, restricted stock units or options, in connection with Counterparty’s compensation policies or plans for directors, officers and employees to the extent such events are not “Rule 10b-18 purchases” within the meaning of Rule 10b-18. Further, (i) an agent independent of Counterparty may purchase Shares effected by or for an issuer plan of Counterparty in accordance with the requirements of Section 10b-18(a)(13)(ii) under the Exchange Act (with “issuer plan” and “agent independent of the Counterparty” each being used herein as defined in Rule 10b-18), and (ii) Counterparty or any “affiliated purchaser” may purchase Shares in (x) unsolicited transactions or (y) privately negotiated (off-market) transactions, in each case, that are not “Rule 10b-18 purchases” (as defined in Rule 10b-18) and that are not expected to result in on-market purchases of the Shares, in each of clause (i), (ii) or (iii), without Dealer’s consent.
(vi)    Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares to occur during any Unwind Period unless Counterparty has provided written notice to Dealer of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such “restricted period”. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 7(e)(ii) above.
(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)    As of the Trade Date and Effective Date for such Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).
(ix)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC
Exh. B-21
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Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x)    Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi)    As of the Trade Date, neither the amended and restated certificate of incorporation nor the amended and restated bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation, any related Pricing Supplement and the Agreement; provided that no representation shall be made by Counterparty with respect to any rules and regulations applicable to Dealer (including any applicable rules or regulations of the Financial Industry Regulatory Authority, Inc.) arising from Dealer’s status as a regulated entity under applicable law.
(xii)    [Reserved].
(xiii)    Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (c) is entering into each Transaction for a bona fide business purpose.
(xiv)    [Reserved].
(xv)    [Reserved].
(xvi)    Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; (c) has total assets of at least USD 50 million as of the date hereof; and (d) is an “institutional account” as defined in FINRA Rule 4512(c).
(xvii)    Counterparty is not a “financial end user” as defined in 12 CFR §45.2.
(xviii)    Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xix)    COUNTERPARTY UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED
Exh. B-22
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MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(xx)    In connection with this Master Confirmation, each Supplemental Confirmation, any Pricing Supplement, the Equity Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(xxi)    Counterparty represents and warrants to, and agrees with, Dealer that at all times from the Hedge Period Commencement Date for any Transaction through and including the final Valuation Date for such Transaction, Counterparty has not and will not, without the prior written consent of Dealer (such consent not to be unreasonably withheld, delayed or conditioned), (i) issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) enter into any derivatives transactions referencing the Shares or any securities convertible into Shares where any initial hedge period, calculation period, relevant period, expiration period or settlement valuation period (each however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period, calculation period, relevant period, expiration period or settlement valuation period as provided in the relevant agreements) with the Hedge Period or Valuation Period or any portion thereof; provided that at any time from the Hedge Period Commencement Date for any Transaction through and including the final Valuation Date for such Transaction, (a) the grant of options, stock awards, restricted stock, restricted stock units or other equity awards under Counterparty’s compensation programs (including Counterparty’s long-term incentive plan) or any stock ownership plans and the issuance by Counterparty of any Shares, shares of Class B common stock, par value USD 0.000005 (the “Class B Common Stock”), shares of Class C common stock, par value USD 0.000005 (the “Class C Common Stock” and, together with the Shares and the Class B Common Stock, the “Common Stock”), or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) pursuant to such programs or plans or upon the exercise or settlement of any such award, (b) any issuance and sale of shares pursuant to any dividend reinvestment or direct stock purchase plan, (c) any issuance of Common Stock or securities convertible, exercisable or exchangeable for Common Stock pursuant to a “Specified Agreement” for such Transaction (as defined in and set forth in the relevant Supplemental Confirmation), (d) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances, provided that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as exchanged basis) that Counterparty may sell or issue or agree to sell or issue pursuant to this clause (d) shall not exceed 5%
Exh. B-23
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of the total number of shares of Common Stock of Counterparty issued and outstanding immediately prior to such Hedge Period Commencement Date, determined on a fully-diluted basis and (e) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible, exercisable or exchangeable securities outstanding as of the Trade Date of such Transaction, shall in each case be permitted; and provided, further that at any time other than during the Hedge Period for any Transaction, (x) any debt-for-equity exchanges, (y) certain transactions as set forth under “Permitted Transactions” in the Supplemental Confirmation for such Transaction, and (z) any customary “at-the-market” offering of Shares on an agency basis on behalf of Counterparty or as hedge sales for an Other Forward, in each case made by means of ordinary brokers’ transactions on or through the Exchange or another market for Counterparty’s common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of Shares, at market prices prevailing at the time of sale, shall in each case be permitted, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation or other price-setting period referencing Counterparty’s common stock price or involving investors’ hedging activity in the open market and any such “at-the-market” offering, the related selling activity in respect of the Shares, in aggregate on any Exchange Business Day, shall not exceed 10% of the ADTV of the Shares, excluding elements of such daily traded volume that may be attributed to any block trade that occurs on such Exchange Business Day (and for the avoidance of doubt, any block trades shall not be permitted under clause (z) above, but clause (z) above shall permit the entry into any Other Forward during the relevant period).

(f)    Notwithstanding anything to the contrary in Section 6 of the Agreement, if a Termination Price is specified in the Supplemental Confirmation for any Transaction, then an Additional Termination Event will occur without any notice or action by Dealer or Counterparty if the VWAP Price on any Exchange Business Day falls below such Termination Price, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.
(g)    Opinion. Within three (3) Scheduled Trading Days following the date that Dealer delivers to Counterparty the Pricing Supplement for any Transaction, Counterparty shall deliver to Dealer an opinion of counsel in respect of such Transaction in form and substance reasonably satisfactory to Dealer (x) with respect to matters set forth in Section 3(a) of the Agreement and Section 7(e)(vii) hereof and (y) to the effect that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.
(h)    Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i)    If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty)
Exh. B-24
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representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith, commercially reasonable discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.
(ii)    If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act and has not been such an affiliate within the three months preceding) promptly remove, or take all actions within its control to cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i)[Reserved].

(j)    [Reserved].

(k)    Governing Law/Jurisdiction/Waiver of Jury Trial.
    (i)    THIS MASTER CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).
    (ii)    THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.
    (iii)    EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
Exh. B-25
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(l)    Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation or any Pricing Supplement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.
(n)    Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(o)    Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Component Number of Shares for any Component) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions (but only if there is a material decrease in liquidity relative to Dealer’s commercially reasonable expectations on the relevant Trade Date) or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (so long as such policies or procedures are applied consistently in good faith and a commercially reasonable manner by Dealer to all of its similarly situated counterparties with similar transactions); provided that no such Valuation Date or other date of valuation, payment or delivery may be postponed or added by a number of Exchange Business Days in excess of the Extension Cap (as set forth in the Supplemental Confirmation for the relevant Transaction).
(p)    Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 9.0%; provided that the foregoing shall not restrict any repurchases set forth in clauses (i) through (iv) of the second paragraph opposite the caption “Method of Adjustment” in Section 2 hereof. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Transaction Shares for all outstanding Transactions hereunder and the “Number of Transaction Shares” (or similar) under any other outstanding share forward transaction between Dealer and Counterparty referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.
(q)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Settlement Date, the purchase of Shares on any Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 8.0% of the then
Exh. B-26
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outstanding Shares (the “Threshold Number of Shares”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”) or any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator, but excluding any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the date of this Master Confirmation) of a Group Person under Applicable Laws (including, without limitation, “interested shareholder” or “acquiring person” status under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (ii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (ii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares and (Y) an Excess Regulatory Ownership Position would not result.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

    Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares or (ii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 7(ii) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.
(r)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
Exh. B-27
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(s)    Additional Representation. Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:
“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

    (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

    (ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

    (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

    (iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:
(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;
(ii)    the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;
(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;
Exh. B-28
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(iv)    all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and
(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.
(u)    No Collateral; Netting; Setoff. The obligations of Counterparty hereunder are not secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(v)    Tax Matters.
(i)    For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement, any amounts payable hereunder that are considered to be interest for U.S. federal income tax purposes, and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(ii)    For the purpose of Section 3(f) of the Agreement:
(A)    Dealer makes the following representation(s):
(1)    [●]
(B)    Counterparty makes the following representation(s):
(1)    It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(2)    It is a corporation for U.S. federal income tax purposes, is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).
Exh. B-29
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(iii)    Withholding Tax Imposed on Payments to Non-US Counterparties. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”), (B) any tax imposed on or collected pursuant to Section 305 of the Code or any current or future regulations or official interpretation thereof or (C) any tax imposed or collected pursuant to Sections 897 or 1445 of the Code or any current or future regulations or official interpretation thereof. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.
(iv)    Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8ECI or W-8IMY or W-9, as applicable, or any successor thereto, provided that if Dealer provides a U.S. Internal Revenue Service Form W-8IMY as a non-qualified intermediary, such form shall be accompanied by the appropriate Internal Revenue Service Form for each person such Dealer is receiving a payment on behalf of, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation or any Supplemental Confirmation, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.
(v)    871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(w)    Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.
Exh. B-30
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(x)    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.
(y)    Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.
(z)    Adjustments. For the avoidance of doubt, whenever the Calculation Agent or Determining Party is called upon to make any calculation, determination or adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent or Determining Party shall make such calculation, determination or adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position.
(aa)    Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(bb)    Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.
(cc)    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
(dd)    [Reserved].

(ee)    Share Termination Alternative. In the event that (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Counterparty’s control, or (iii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Counterparty’s control), if either party would owe any amount to the other party pursuant to
Exh. B-31
#102401678v21

Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty or Dealer, as the case may be, shall deliver to the other party a number of Shares (or, in the case of a Nationalization, Insolvency or Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Nationalization, Insolvency or Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)); provided that such price input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash. Notwithstanding the foregoing, Counterparty may instead elect to pay or receive, as the case may be, such Payment Amount in cash by giving irrevocable telephonic notice to Dealer, no later than 12:00 p.m. (New York City time) on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the “Share Termination Alternative” under this Section 7(ee) shall not apply; provided, that Counterparty may make such election only if Counterparty represents and warrants to Dealer in writing on the date it notifies Dealer of such election that, as of such date, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. For the avoidance of doubt, this Section 7(ee) shall be subject in all respects to Section 7(m) in the case of any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer.

(ff)    Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of the Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the aggregate Number of Transaction Shares for all outstanding Transactions (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall
Exh. B-32
#102401678v21

deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.

(gg)    Amendments to the Equity Definitions.

1.Section 11.2(a) of the Equity Definitions is hereby amended by (1) deleting the words “in the determination of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing these words with “in the commercially reasonable judgment of the Calculation Agent, a material economic effect on the theoretical value of the Shares or options on such Shares”; and (2) adding at the end thereof “; provided that such event is not based on (i) an observable market, other than the market for Counterparty’s own stock or (ii) an observable index, other than an index calculated and measured solely by reference to Counterparty’s own operations”.
(ii)    Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (provided that solely in the case of Sections 11.2(e)(i), (ii)(A) and (iv), no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate, or liquidity relative to the relevant Shares or the Transaction as determined by the Calculation Agent in a commercially reasonable manner, but, for the avoidance of doubt, solely in the case of Sections 11.2(e)(ii)(B) through (D), (iii), (v), (vi) and (vii), adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”
(iii)    Section 11.2(e)(vii) of the Equity Definitions is hereby amended and restated as follows: “any other corporate event involving the Issuer that in the commercially reasonable judgment of the Calculation Agent has a material economic effect on the theoretical value of the Shares or the relevant Transaction; provided that such corporate event involving the Issuer is not based on (a) an observable market, other than the market for Counterparty’s own stock or (b) an observable index, other than an index calculated and measured solely by reference to Counterparty’s own operations.”
(iv)    Each reference in Section 11.2 of the Equity Definitions to any diluting or concentrative effect of a Potential Adjustment Event on the Shares shall be deemed to refer instead to a material effect on the Shares or options on the Shares, and the reference therein to “the declaration by the Issuer of the terms of any Potential Adjustment Event” shall be replaced with “the public announcement by the Issuer of any Potential Adjustment Event”.
(hh)    [Reserved].

(ii)    Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating the Close-out Amount in accordance with and pursuant to Section 6 of the Agreement, Dealer may, in its good faith, commercially reasonable judgment, determine such amount with Share price inputs determined on the basis of a good faith, arm’s-length, commercially reasonable (including, without limitation,
Exh. B-33
#102401678v21

with regard to reasonable legal and regulatory guidelines) “risk bid” and/or “private placement” discount and/or commercially reasonable “volume weighted” valuations, in each case provided that such discounts and/or valuations are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner.

(jj)    Waiver of Rights. Any provision of the Agreement, this Master Confirmation, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(kk)    Agreements Regarding the Pricing Supplement.

(i)Upon the execution and delivery by Counterparty of a Supplemental Confirmation for any Transaction, Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement for such Transaction, absent manifest error.
(ii)Each of Counterparty and Dealer agrees and acknowledges that (A) any Transaction to be entered into pursuant to this Master Confirmation and the Supplemental Confirmation and Pricing Supplement relating to such Transaction will be entered into in reliance on the fact that this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement form a single agreement between Counterparty and Dealer in respect of such Transaction, and Dealer would not otherwise enter into such Transaction, (B) this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) any Pricing Supplement, regardless of whether such Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Supplemental Confirmation and Pricing Supplement.
(iii)Counterparty and Dealer further agree and acknowledge that this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
[(ll)    Transfer. Notwithstanding anything to the contrary in this Master Confirmation, including, for the avoidance of doubt, Section 2 of this Master Confirmation, Dealer may transfer or assign all or a portion of any Transaction under this Master Confirmation at any time, without the consent of Counterparty, to any of its branches, subject to clauses (ii)-(iv) in the second proviso of the provisions opposite the caption “Transfer” in Section 2 hereof and such transferee branch providing Counterparty with a complete, accurate and duly executed U.S. Internal Revenue Service Form W-9 or W-8 (as applicable), or any successor thereto, prior to becoming a party to such Transaction.]3

[Signature Page Follows]
3 To be included if required by Dealer.
Exh. B-34
#102401678v21

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[●]

By:
Name:
Title:

[Signature Page to Master Confirmation]
#102401678v21

Confirmed as of the date first above written:
COREWEAVE, INC.

By: _________________________
Name:
Title:

[Signature Page to Master Confirmation]
#102401678v21

ANNEX A
FORM OF SUPPLEMENTAL CONFIRMATION
Date:    [    ]
To:    CoreWeave, Inc.
290 W Mt. Pleasant Ave., Suite 4100
Livingston, NJ 07039
Attention: Kristen McVeety; Andrew Vinci

From:    [●]
[●]
[●]

Re:    Collared Share Forward Transaction
Ladies and Gentlemen:
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [●] (“Dealer”) and CoreWeave, Inc. (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.
This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Collared Share Forward Transactions, dated [●], between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Master Confirmation shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.
The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]
Effective Date:	[ ]
Maximum Number of Shares:	Initially, [ ], subject to adjustment as provided in the Master Confirmation.

#102401678v21

Trading Parameters:
On any Exchange Business Day during the Hedge Period, Counterparty may request in writing by 8:30 a.m. (New York City time) (a “Parameters Request”) that the Forward Seller establish Dealer’s initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum sales price (the “Limit Price”) and/or a maximum amount of proceeds from Dealer’s sales of Shares (the “Maximum Proceeds”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Equity Distribution Agreement:
1.Dealer shall cause the Forward Seller to use good faith and commercially reasonable efforts to make sales in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component in accordance with the Trading Parameters; provided that such good faith and commercially reasonable efforts shall be subject in all respects to compliance with Dealer’s and the Forward Seller’s internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or the Forward Seller and which policies or procedures are applied consistently in good faith and a commercially reasonable manner by Dealer or the Forward Seller, as applicable, to all of its similarly situated counterparties with similar transactions), and only to the extent fulfilling such Parameter Request would not have an adverse impact on any other hedging activities undertaken by Dealer (or its agent or affiliate) in connection with the Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).

2.With respect to the Limit Price, Dealer shall cause the Forward Seller to not sell any “Forward Hedge Shares” (as defined in the Equity Distribution Agreement) below the Limit Price.

3.With respect to the Maximum Proceeds, Dealer shall cause the Forward Seller to not sell any “Forward Hedge Shares” (as defined in the Equity Distribution Agreement) to the extent such sales would result in sale proceeds greater than the Maximum Proceeds.

4.If no Parameters Request is received by Dealer by 8:30 a.m. (New York City time), Dealer shall not establish any Hedge Positions on such Exchange Business Day.

5.Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty (which, for the avoidance of doubt, shall be delivered prior to 8:30 a.m. (New York City time) on the first Exchange Business Day on which such changed Trading Parameters are specified to be effective) shall be deemed to be an affirmation to Dealer (in its capacity as a “Forward Purchaser” under the Equity Distribution Agreement) and the Forward Seller that (x) the representation in Section 7(e)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Equity Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Equity Distribution Agreement) as amended and supplemented relating to such Forward Hedge Shares).

6.Other than as explicitly set forth above, but subject to the Equity Distribution Agreement, Dealer shall have the sole good faith and commercially reasonable discretion in conducting its hedging activities, including through the Forward Seller, in connection with establishing its initial Hedge Positions of the Transaction.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
First Acceleration Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.[4]
Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Specified Borrow Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Termination Price:	[As set forth in Exhibit 1 to this Supplemental Confirmation.][Not Applicable.]
Private Repurchase Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Aggregate Repurchase Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.
4 To be a rate not exceeding 2.0%.

#102401678v21

Specified Agreements:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Permitted Transactions:	As set forth in Exhibit 1 to this Supplemental Confirmation.
Dealer hereby makes the representation and warranty set forth in Exhibit 2 to this Supplemental Confirmation in relation to the Transaction.
[Signature Page Follows]

#102401678v21

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.
Yours sincerely,

[●]

By:
Name:
Title:

Confirmed as of the date first above written:
COREWEAVE, INC.
By: ____________________
Name:
Title:

#102401678v21

EXHIBIT 1

Hedge Period Commencement Date:	[ ]
Hedge Period Outside Date:	[ ]
Scheduled Valuation Date:	[ ]
Extension Cap:	[ ] Exchange Business Days
First Acceleration Date:	[ ]
Forward Floor Percentage:	[ ]%
Forward Cap Percentage:	[ ]%
Forward Hedge Selling Commission Rate:	[ ]%
Initial Stock Loan Rate:	[ ] bps
Maximum Stock Loan Rate:	[ ] bps
Specified Borrow Rate:	[ ] bps
[Termination Price:	USD [ ]]
Private Repurchase Percentage:	[ ]%
Aggregate Repurchase Percentage:	[ ]%
Specified Agreements:
That certain letter agreement between Counterparty and OpenAI Opco, LLC, dated as of November 6, 2025, and the issuance of Shares upon the exercise of any warrants issued thereunder for as long as such agreement remains in force[; and [______]].

#102401678v21

Permitted Transactions:
The following transactions shall be permitted under clause (y) of Section 7(e)(xxi), subject to the limitations set forth below: Any underwritten block trade or follow-on offering of Shares, equity units or convertible notes (“Securities”); provided that:
(i) from the first day following the Hedge Period to [        ], 20[ ], the cumulative notional amount of all Securities sold in accordance with clause (y) shall not exceed USD [     ];
(ii) from [        ], 20[ ] to [        ], 20[ ], the cumulative notional amount of all Securities sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [     ];
(iii) from [        ], 20[ ] to the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Share Settlement election, the cumulative notional amount of all Securities sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [     ].
In addition, from [______] to the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Share Settlement election, not counting any other transactions permitted under clause (y) of Section 7(e)(xxi), reverse inquiry block trades (at a discount not to exceed [___]%), the cumulative notional amount of all shares sold pursuant to which shall not exceed USD [________] shall be permitted under clause (y) of Section 7(e)(xxi).

Parameters Request:
In addition to and notwithstanding any Trading Parameters that may have been or will be provided to Dealer on any Exchange Business Day during the Hedge Period, Counterparty hereby irrevocably instructs Dealer that the Forward Seller shall not be permitted to execute or cause to be executed sales of Shares during the Hedge Period that would result in any Shares being sold by the Forward Seller in connection with establishment of Dealer’s initial Hedge Positions in respect of this Transaction at a price per Share below the Limit Price, which shall be USD [        ].[5]

5 To be the minimum gross sale price per share set out in the authorizing resolutions divided by the Forward Floor Percentage, so that the initial Forward Floor Price will always be greater than or equal to such minimum gross sale price per share.
A-7
#102401678v21

EXHIBIT 2
[●]

#102401678v21

ANNEX B
FORM OF PRICING SUPPLEMENT
Date:    [    ]

To:    CoreWeave, Inc.
290 W Mt. Pleasant Ave., Suite 4100
Livingston, NJ 07039
Attention: Kristen McVeety; Andrew Vinci

From:    [●]
[●]
[●]

This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation dated as of [    ] between CoreWeave, Inc. (“Counterparty”) and [●] (“Dealer”) (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Collared Share Forward Transactions dated [●], between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.

For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price
1.
2.
3.
4.
…

(a)the Hedge Period Completion Date is [__________];
(b)the Number of Transaction Shares is [__________]; and
(c)the Valuation Period Start Date is [__________].

Yours sincerely,
[●]

By:
Name:
Title:

B-1
#102401678v21